EXHIBIT 10.3

LEASE AGREEMENT
By and Between
SOUTHLAKE TEXAS MEDICAL DEVELOPMENT, L.P.
a Texas limited partnership

(As Landlord)

AND
FOREST PARK MEDICAL CENTER AT SOUTHLAKE, LLC
a Texas limited liability company

(As Tenant)

January 13, 2012

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) made as of the 13th day of January, 2012 (the “Effective Date”), by and between SOUTHLAKE TEXAS MEDICAL DEVELOPMENT, L.P., a Texas limited partnership, having an office at 5400 Dallas Parkway, Frisco, Texas 75034, (“Landlord”), and FOREST PARK MEDICAL CENTER AT SOUTHLAKE, LLC, a Texas limited liability company, having its principal office at 12222 North Central Expressway, Suite 440, Dallas, Texas 75243 (“Tenant”).
Various terms and expressions in this Lease with their initial letters capitalized are specifically defined in various places in this Lease and shall have the specific defined meanings throughout this Lease.
In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:
1.    Demise of Premises. Landlord hereby demises and leases to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property (collectively, the “Leased Premises”): (i) that portion of the lot or parcel of land described on Exhibit A attached hereto (and depicted on the Preliminary Site Plan attached hereto as Exhibit A-1) that is contained within the building footprint of the Hospital and the Parking Structure, together with the easements, rights, and appurtenances thereunto belonging or appertaining (“Land”), (ii) the Building, structures, and other improvements now located or hereafter constructed on the Land (collectively, the “Improvements”); and (iii) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable Law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the “Equipment”), excepting therefrom the Trade Fixtures. The Land is located on a larger tract of land (the “Master Tract”), consisting of approximately thirty (30) acres as depicted on Exhibit A-1. The Master Tract has been or will be subjected to a Reciprocal Easement Agreement for Forest Park Medical Center at Southlake. Such Reciprocal Easement Agreement (as the same may be amended from time to time) together with any other agreement or document of record creating easements and other rights in favor of the owners of the Master Tract and others now or in the future affecting the Leased Premises (provided such future agreements are consented to in writing by Tenant) are herein referred to collectively as the “REA”. So long as Tenant is entitled to possession of the Leased Premises, but subject to the provisions of this Lease and the REA, Tenant shall be entitled to the following as appurtenances to the Leased Premises: the right to use in common with Landlord and other tenants or occupants of other buildings located on the Master Tract, their invitees and guests, and others as designated by Landlord from time to time (i) the surface parking lots (other than the Parking Structure) constructed on the Master Tract and (ii) all lobbies, driveways, sidewalks and other areas and facilities on the Land, in the Building and other portions of the Master Tract from time to time intended for the common use of Tenant and other tenants or occupants of other buildings located on the Master Tract as determined by Landlord and the owners of such buildings.

Lease Agreement for Forest Park
Medical Center at Southlake

2.    Certain Definitions.
“Additional Rent” shall mean all amounts, costs, expenses, liabilities and obligations which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.
“Additional Rent Adjustment” shall mean Additional Rent Adjustment as defined in Paragraph 7(b).
“Additional Rent Statement” shall mean Additional Rent Statement as defined in Paragraph 7(b).
“Adjoining Property” shall mean all land, sidewalks, curbs, gores, and vault spaces adjoining the Leased Premises.
“Adjustment Amount” shall mean Adjustment Amount as defined in Exhibit B.
“Adjustment Amount Notice” shall mean Adjustment Amount Notice as defined in Exhibit B.
“Adjustment Date” shall mean Adjustment Date as defined in Exhibit B.
“Adjustment Increase Request” shall mean Adjustment Increase Request as defined in Exhibit B.
“Alteration” or “Alterations” shall mean any or all changes, additions (whether or not adjacent to or abutting any than existing buildings), expansions (whether or not adjacent to or abutting any than existing buildings), improvements, reconstructions, removals, or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.
“Average CPI” shall mean the Average CPI as defined in Exhibit B. “Basic Rent” shall mean Basic Rent as defined in Paragraph 7(a).
“Basic Rent Payment Dates” shall mean the Basic Rent Payment Dates as defined in Paragraph 7(a).
“Beginning CPI” shall mean the Beginning CPI as defined in Exhibit B.
“Building” shall mean that certain hospital building (the “Hospital”) and adjacent parking structure (the “Parking Structure”) to be constructed on the Land. The term “Building” shall include all fixtures and appurtenances in and to said structures, including specifically, but without limitation, all above grade walkways and all electrical, mechanical, plumbing, security, elevator, boiler, HVAC, telephone, water, gas, storm sewer, sanitary sewer, and all other utility systems and connections, central utility plant, all life support systems, sprinklers, smoke detection and other fire protection systems, and all equipment machinery, shafts, flues, piping, wiring, ducts, ductwork, panels, and instrumentation relating thereto. The

Lease Agreement for Forest Park
Medical Center at Southlake

Building area (exclusive of the Parking Structure) shall be approximately 142,400 gross square feet of rentable area.
“Business Income Insurance” shall mean Business Income Insurance as defined in Paragraph 15(b)(iii).
“Closing” shall mean the Closing as defined in Paragraph 6(a).
“Commencement Date” shall mean the Commencement Date as defined in Paragraph 6(a).
“Condemnation” shall mean a Taking and/or a Temporary Taking.
“Construction Contract” shall mean the Construction Contract as defined in Paragraph  4(a).
“Construction Contractor” shall mean Adolfson and Peterson.
“Construction Loan” shall mean the Construction Loan as defined in Paragraph 36.
“Cost Overrun” shall mean Cost Overrun as defined in Paragraph 4(c).
“CPI” shall mean the CPI as defined in Exhibit B.
“Default Rate” shall mean the Default Rate as defined in Paragraph 20(b)(iv).
“Demanding Party” shall mean the Demanding Party as defined in Paragraph 21(e).
“Easements” shall mean the Easements as defined in Paragraph 3(b).
“Environmental Laws” shall mean any present or future federal, state or local Laws, ordinances, rules or regulations pertaining to Hazardous Substances, industrial hygiene or environmental conditions, including without limitation the following statutes and regulations, as amended from time to time: (i) the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.; (ii) the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq.; (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 e seq. (“RCRA”); (iv) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”) and the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (“SARA”); (v) the Federal Hazardous Materials Transportation Law, 49 U.S.C. Section 5101 et m.; (vi) the National Environment Policy Act, 42 U.S.C. Section 4321 et seq.; (vii) The Toxic Substance Control Act of 1976, 15 U.S.C. Section 2601 et seq.; (viii) the regulations of the Environmental Protection Agency, 33 CFR and 40 CFR; (ix) regulations of the Occupational Safety and Health Administration (“OSHA”) relating to asbestos; and (x) similar statutes, rules and regulations of any State.
“Environmental Claims” shall mean, individually and collectively, any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines,

Lease Agreement for Forest Park
Medical Center at Southlake

costs, liabilities, sums paid in settlement, interest, losses or expenses (including reasonable attorneys' fees and costs, whether incurred in enforcing this Lease, collecting any sums due hereunder, settlement negotiations, at trial or on appeal), consultant fees and expert fees, together with all other costs and expenses of any kind or nature, that arise directly or indirectly from or in connection with the existence or suspected existence of a Hazardous Condition, whether occurring or suspected to have occurred before, on or after the date of this Lease or caused by any person or entity. Without limiting the generality of the foregoing definition, Environmental Claims specifically will include claims, whether by related or third parties, for personal injury or real or personal property damage, and capital, operating and maintenance costs incurred in connection with any Remedial Action.
“Equipment” shall mean the Equipment as defined in Paragraph 1.
“Event of Default” shall mean an Event of Default as defined in Paragraph 20(a). “Exercise Notice” shall mean the Exercise Notice as defined in Paragraph 6(a).
“Exercise Notice Deadline” shall mean the Exercise Notice Deadline as defined in Paragraph 6(a).
“Expiration Date” shall mean the Expiration Date as defined in Paragraph 6(a). “Fair Market Rental” shall mean “Fair Market Rental” as defined in Exhibit B. “Final Punchlist” shall mean the Final Punchlist as defined in Paragraph 4(h).
“Force Majeure Delays” means the number of days that Landlord is actually delayed in completing any portion of the Building due to Force Majeure Events. Landlord shall provide Tenant written notice of any Force Majeure Delays within fifteen (15) days after Landlord receives written notice from the Construction Contractor claiming that Force Majeure Events have occurred.
“Force Majeure Events” shall mean events beyond the Landlord's or Tenant's (as the case may be) control, which shall include, without limitation, all labor disputes, Laws, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be).
“Hazardous Condition” shall mean the presence, discharge, disposal, storage or release of any Hazardous Substance on or in the Improvements, air, soil, groundwater, surface water or soil vapor on or about the Leased Premises, or that migrates, flows, percolates, diffuses or in any way moves onto or into the Leased Premises, or from the Leased Premises into adjacent or other property, or the presence or reasonably suspected presence of mold, mildew, fungus or other potentially dangerous organisms.
“Hazardous Substances” means any hazardous or toxic substances, materials or wastes, including without limitation any flammable explosives, radioactive materials, asbestos in any form, concentration or condition, kepone, polychlorinated biphenyls (PCB's), electrical transformers, batteries, paints, solvents, chemicals, petroleum products, or other materials, substances or wastes exhibiting radioactive, hazardous, ignitable, reactive, carcinogenic or toxic

Lease Agreement for Forest Park
Medical Center at Southlake

characteristics, or otherwise dangerous to human, plant, or animal health or well-being, and further including those substances, materials, and wastes listed in the United States Department of Transportation Table (49 CFR 972.101) or by the Environmental Protection Agency, as hazardous substances (40 CFR Part 302, and amendments thereto) or such substances, materials and wastes which are or become regulated under any Environmental Law, including without limitation any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) PCB's, (iv) designated as a “hazardous substance,” “hazardous waste,” “hazardous materials,” “toxic substances,” or “contaminants” under any applicable Environmental Laws, (v) other pollution under any applicable Environmental Laws, or (vi) Medical Waste.
“Health Regulations” means and includes the requirements of the Texas Department of State Health Services, the Centers for Medicare and Medicaid Services, and The Joint Commission in respect of the Improvements as conditions for obtaining and maintaining all state and federal licenses, certificates and permits.
“HIPPA” shall mean HIPPA as defined in Paragraph 28.
“Hospital” shall mean the Hospital as defined in the definition of Building in this Paragraph 2.
“Immediate Successor Landlord” shall mean the Immediate Successor Landlord as defined in Paragraph 6(a).
“Impositions” shall mean the Impositions as defined in Paragraph 9(a).
“Improvements” shall mean the Improvements as defined in Paragraph 1.
“Initial Term” shall mean the Initial Term as defined in Paragraph 6(a).
“Institutional Lender” shall mean an Institutional Lender as defined in Paragraph 16(b).
“Insurance Requirement” or “Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant and its contractors under this Lease and the requirements of the issuer of such policy.
“Land” shall mean the Land as defined in Paragraph 1.
“Landlord Indemnitees” shall mean the Landlord Indemnitees as defined in Paragraph 11(a).
“Landlord's Assessment” shall mean “Landlord's Assessment” as defined in
Exhibit B.

“Landlord's Extension Option” shall mean the Landlord's Extension Option as defined in Paragraph 6(a).
“Late Charge” shall mean Late Charge as defined in Paragraph 7(d).

Lease Agreement for Forest Park
Medical Center at Southlake

“Law” shall mean any federal, state, county, municipal or other governmental constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, or requirement.
“Leased Premises” shall mean the Leased Premises as defined in Paragraph 1.
“Leased Premises Structure and Systems” shall mean the roof, walls, footings, foundations, structural components, equipment machinery, shafts, flues, piping, wiring, ducts, ductwork, panels, and instrumentation relating thereto and all plumbing, electrical, mechanical and security systems, elevator, boiler, landscaping irrigation systems, HVAC, telephone, water, gas, storm sewer, sanitary sewer, and all other utility systems and connections, central utility plant, all life support systems, sprinklers, smoke detection and other fire protection systems of the Leased Premises.
“Legal Requirement” or “Legal Requirements” shall mean, as the case may be, (i) any one or more of all present and future Laws (including, but not limited to, environmental Laws and federal and state health care Laws, policies and procedures), even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding only those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord, or the Leased Premises), (ii) all licensure and certification rules, regulations, requirements and standards (including Health Regulations and credentialing standards) for Tenant's permitted use of the Leased Premises described in Paragraph 5, and (iii) all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance with any of the foregoing (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act of 1990 and the Texas Elimination of Architectural Barriers Act) or results in interference with or precludes the use, occupancy or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.
“Lender” shall mean each entity identified as a Lender in writing to Tenant that makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.
“Loan” shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.
“Master Tract” shall mean the “Master Tract” as defined in Paragraph 1.
“Medical Waste” shall mean those wastes which are generated in the diagnosis, treatment or immunization of humans or related research, or in the preparation and administration of chemotherapy agents, together with all such other wastes which are defined pursuant to any medical or biological waste regulations which have been or may hereafter be promulgated by any governmental agency or authority with jurisdiction over the Leased Premises or Tenant's use thereof or business conducted therein, and as further set forth in any Laws now or hereafter applicable to Tenant or the Leased Premises.

Lease Agreement for Forest Park
Medical Center at Southlake

“Mortgage” shall mean a mortgage, deed of trust or similar security instrument heretofore or hereafter executed conveying a first-lien mortgage interest in the Leased Premises from Landlord to a Lender.
“Net Condemnation Proceeds” shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award, and any amount of such award payable to Tenant.
“Net Insurance Proceeds” shall mean the Net Insurance Proceeds as defined in Paragraph 16(b).
“Nonperformance Notice” shall mean Nonperformance Notice as defined in Paragraph 20(a)(iv).
“Note” or “Notes” shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage or Mortgages and an assignment(s) of leases and rents.
“Notice” or “Notices” shall have the mean set forth in Paragraph 22.
“Objection Notice” shall mean “Objection Notice” as defined in Exhibit B.
“Parking Structure” shall mean the Parking Structure as defined in the definition of Building in this Paragraph 2.
“Partial Taking” shall mean Partial Taking as defined in Paragraph 14(c).
“Permitted Encumbrances” shall mean the REA, the Easements, and those covenants, restrictions, reservations, liens, conditions, encroachments, easements, and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition thereof, excepting, however, any such matters arising solely from the acts of Landlord (such as liens arising as a result of judgments against Landlord).
“Permitted Uses” shall mean the “Permitted Uses” as defined in Paragraph 5(a).
“Plans and Specifications” shall mean the plans and specifications for the Building and other Improvements to be constructed on the Land, which have been approved by Landlord and Tenant.
“Preliminary Punchlist” shall mean the Preliminary Punchlist as defined in Paragraph 4(h).
“Prime Rate” shall mean the Prime Rate as defined in Paragraph 20(b)(iv).
“Prior Basic Rent” shall mean Prior Basic Rent as defined in Exhibit B.
“Project Costs Budget” shall mean the budget attached hereto as Exhibit E.
“REA” shall mean any REA as defined in Paragraph 1.

Lease Agreement for Forest Park
Medical Center at Southlake

“Remedial Action” means any investigation or monitoring of site conditions, any clean-up, containment, remediation, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person, or any fines, penalties, or cost contributions paid or payable by any nongovernmental entity or person, due to the existence or suspected existence of a Hazardous Condition.
“Renewal Term” shall mean any Renewal Term as defined in Paragraph 6(b).
“Renewal Term Notice” shall mean any Renewal Term Notice as defined in Paragraph 6(b).
“Replaced Equipment” or “Replacement Equipment” shall mean the Replaced Equipment and Replacement Equipment, respectively, as defined in Paragraph 12(d).
“Replacement Cost Basis” shall mean Replacement Cost Basis as defined in Paragraph 15(b)(ii).
“State” shall mean the State of Texas.
“STMD” shall mean Southlake Texas Medical Development, L.P., a Texas limited partnership.
“Substantial Completion” shall mean Substantial Completion as defined in Paragraph 4(f).
“Taking” shall mean any taking of the Leased Premises (or a part thereof) in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemner in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.
“Temporary Taking” shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises (or any part thereof) by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.
“Tenant's Assessment” shall mean “Tenant's Assessment” as defined in Exhibit B.
“Tenant Delays” shall mean the number of days that Landlord is actually delayed in completing any portion of the Building as a result of (1) changes requested to be made by Tenant to any portion of the Building and (2) any other delay caused by Tenant or Tenant's contractors, subcontractors, agents, architects, engineers or consultants. Landlord shall provide Tenant written notice of any Tenant Delays within fifteen (15) days after Landlord receives written notice from the Construction Contractor that any such delays have occurred.
“Tenant Indemnitees” shall mean the Tenant Indemnitees as defined in Paragraph 11(a).

Lease Agreement for Forest Park
Medical Center at Southlake

“Tenant Insurance Payment” shall mean the Tenant Insurance Payment as defined in Paragraph 16(b).
“Tenant's Additional Rent Adjustment” shall mean the Tenant's Additional Rent Adjustment as defined in Paragraph 7(b).
“Tenant's Forecast Additional Rent” shall mean for each calendar year Landlord's best good faith estimate of Tenant's Additional Rent for the coming calendar year (or, in the calendar year in which the Commencement Date occurs, for such calendar year), which estimate may be adjusted by Landlord from time to time during the calendar year to which such estimate relates.
“Tenant's Loan Covenants” shall mean the Tenant's Loan Covenants as defined in Paragraph 36.
“Tenant's Representative” shall mean Tenant's Representative as defined in Paragraph 4(b).
“Term” shall mean the Term as defined in Paragraph 6(a).
“Total Taking” shall mean Total Taking as defined in Paragraph 14(d).
“Trade Fixtures” shall mean all fixtures, equipment and other items of personal property (including such items as are attached to the Improvements and the removal of which can be accomplished without material damage to the Improvements) that are owned by Tenant or leased by Tenant from a third party and used in the operation of the business conducted on the Leased Premises.
“Warranties” shall mean the Warranties as defined in Paragraph 4(i).
“Work” shall mean Work as defined in Paragraph 15(b)(vi).

Lease Agreement for Forest Park
Medical Center at Southlake

3.    Title, Easements and Condition.
(a)    The Leased Premises are demised and let subject to (i) the Permitted Encumbrances and such other matters as may be set forth in Schedule B, Part 1 of the owner's title insurance policy relating to the Leased Premises issued to Landlord in connection with its acquisition of the Leased Premises, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, (iii) the condition of the Leased Premises as of the commencement of the Term, and (iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, all without representation or warranty, expressed or implied, by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired. Tenant has examined the title to the Leased Premises on and as of the Effective Date and has found the same to be satisfactory for all purposes.
(b)    Prior to the Commencement Date, Landlord shall prepare and record the initial Reciprocal Easement Agreement for Forest Park Medical Center described in Paragraph 1, and the cost thereof as well as the cost of any other REA benefitting the Leased Premises and entered into by Landlord prior to the Commencement Date shall be included in the total Project Cost. Subsequent to the Commencement Date, Landlord agrees to enter into, at Tenant's sole cost and expense (excluding, however, Landlord's legal fees), such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto (collectively, “Easements”) as reasonably requested by Tenant, subject to Lender's and Landlord's reasonable approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any material diminution in the value or utility of the Leased Premises and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement.
(c)    Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises and the lot of which it is a part under and pay all expenses which the owner of the Leased Premises and the lot of which it is a part may be required to pay in accordance with any REA, and that Tenant shall comply with all of the terms and conditions of any REA during the Term of this Lease. Tenant further covenants and agrees to indemnify, defend (using counsel reasonably satisfactory to Landlord), and hold harmless Landlord and Lender against any claim, loss, expense (including reasonable attorneys' fees), liability or damage suffered by Landlord or Lender arising out of or relating to Tenant's failure to perform any obligations or pay any expenses as and when required under any REA or comply with the terms and conditions of any REA as hereinabove provided during the Term of this Lease, excluding claims, losses, expenses, liabilities, or damages caused by the negligence or willful misconduct of Landlord.
(d)    Tenant agrees that (i) it shall be solely responsible for compliance with the terms of any voluntary environmental clean-up program currently affecting the Land, except to the extent such clean-up program is required as a result of a Hazardous Condition caused or permitted by Landlord, and (ii) it shall be solely responsible for compliance with the terms of any voluntary environmental clean-up program affecting the Land or the Master Tract and

Lease Agreement for Forest Park
Medical Center at Southlake

required as a result of a Hazardous Condition caused by Tenant, its invitees, or its affiliates during the Term.
(e)    Solely with respect to the REA, Tenant agrees that the “Declarant” under the REA (which may be Landlord) may modify and/or amend the REA from time to time without Tenant's consent to add additional parties and to account for additional development on the Master Tract, provided that no such modification or amendment may result in any material diminution in the value or utility of the Leased Premises and further provided that no such modification or amendment may (i) materially increase Tenant's non-financial obligations under the REA, or (ii) increase Tenant's financial obligations under the REA .
4.    Construction of Improvements.
(a)    The Plans and Specifications shall be prepared by the architects selected by Landlord and in accordance with instructions from Landlord and Tenant regarding the type, size and other aspects of the Building and other Improvements. After the Effective Date, Landlord shall enter into a contract (the “Construction Contract”) with the Construction Contractor selected by Tenant to construct the Building and other Improvements per the Plans and Specifications.
(b)    Tenant shall be permitted to engage a representative (“Tenant's Representative”) who shall be permitted to attend monthly meetings devoted to determining the monthly draws payable to the Construction Contractor with respect to the construction of the Building. At the request of Landlord, Tenant agrees to sign all draws approved or deemed approved by Tenant. If Tenant's Representative fails to provide Landlord with written objections (specifying in reasonable detail the basis of such objections) to the draws (or the items and costs related thereto) proposed at such meeting within three (3) days after such meeting, all such draws (and the items and costs related thereto) shall be deemed approved by Tenant. Additionally, Tenant shall have no right thereafter to object to any items, costs or draws approved or deemed approved by Tenant hereunder. Tenant currently intends to use Derrick Evers as Tenant's Representative. If Tenant desires to appoint some other person or entity as Tenant's Representative or to replace Tenant's Representative, such appointment and/or replacement shall be subject to Landlord's reasonable approval.
(c)    Any change order request by Tenant shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed, and if approved, any Cost Overrun (hereinafter defined) resulting therefrom shall, at Landord's option, be funded by Landlord from Loan proceeds or paid in advance by Tenant. As used herein, the term “Cost Overrun” shall mean any cost or expense resulting in an increase in the total construction cost provided for in the Project Costs Budget, as the same may be amended from time to time by mutual agreement of Landlord and Tenant.
(d)    Any change order request by Landlord shall be subject to Tenant's approval (except as otherwise provided herein) and if approved, any Cost Overrun resulting therefrom shall be funded by Landlord from Loan proceeds or paid by Landlord. All of Tenant's approval rights under this Paragraph 4(d) shall be subject to the following conditions: Tenant's approval shall not be required for (i) structural elements of the design of the Building (except for Tenant's specific floor load-bearing requirements within the Leased Premises), or (ii) changes required to

Lease Agreement for Forest Park
Medical Center at Southlake

conform with Laws; provided, however, even though Tenant's approval is not required for any of such items, Landlord shall use its reasonable efforts to notify Tenant of any of such items to the extent material. Tenant's approval shall be required for any material changes to, material deviations from, or material additions to, the Plans and Specifications. As used in this Lease, the phrases “material change,” “material deviation” and “material addition” shall include any change to, deviation from, or addition to the Plans and Specifications which would materially affect the functionality of the Leased Premises. Tenant's consent to any material change, material deviation or material addition over which Tenant has approval shall be deemed given unless Tenant objects to such change in writing delivered to Landlord within five (5) days after receipt of the proposed revisions. With respect to this Paragraph 4(d), Tenant agrees to notify Landlord in writing as soon as reasonably possible of Tenant's objections to any matter over which Tenant has approval.
(e)    Landlord agrees to deliver to Tenant copies of all fully executed change orders with respect to the Building. Additionally, Tenant's Representative shall be permitted to attend all regularly scheduled project construction meetings; provided, however, such attendance shall not be deemed to confer on Tenant or Tenant's Representative any approval rights not otherwise expressly set forth in the Lease.
(f)    Landlord will use commercially reasonable efforts to cause the Construction Contractor to achieve Substantial Completion (as defined below) of the Building and other Improvements in accordance with the Plans and Specifications on or before eighteen (18) months, subject to extension by one day for each day of Tenant Delays and Force Majeure Delays, after the “Date of Commencement” as that term is defined in the Construction Contract. For purposes of this Lease, the term “Substantial Completion” shall be deemed to have occurred at the stage in the progress of construction when the Building is sufficiently complete in accordance with the Plans and Specifications so that the Tenant can occupy or utilize the Building for its intended use, which will be deemed to have occurred when Landlord has received a Certificate of Occupancy from the City of Southlake.
(g)    If for any reason Substantial Completion of the Leased Premises has not occurred on or before eighteen (18) months, subject to extension by one day for each day of Tenant Delays and Force Majeure Delays, after the Date of Commencement, the obligations of Landlord and Tenant under this Lease will continue in full force and effect. This Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Leased Premises to Tenant; and suspension of rental until Substantial Completion has occurred will constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of any delay in delivering possession of the Leased Premises to Tenant.
(h)    On the day of or on the day preceding the expected date of Substantial Completion, a representative of Landlord and a representative of Tenant together shall inspect the Improvements and, within fourteen (14) days thereafter, generate a punchlist (“Preliminary Punchlist”) of defective or uncompleted items relating to the completion of construction of the Improvements contemplated by the Plans and Specifications. After the Preliminary Punchlist is prepared and agreed upon by Landlord and Tenant, Landlord shall, within sixty (60) days, or as to any items that cannot reasonably be remedied within sixty (60) days due to unavailability of materials, provide written notice to Tenant and within a reasonable time not to exceed one

Lease Agreement for Forest Park
Medical Center at Southlake

hundred twenty (120) days, complete such incomplete work and remedy such defective work as are set forth on the Preliminary Punchlist. Within ninety (90) days after the Commencement Date, a representative of Landlord and a representative of Tenant shall together perform another inspection of the Improvements and generate a second punchlist (“Final Punchlist”) of defective or uncompleted items relating to the Improvements. Landlord shall, within sixty (60) days, or as to any items that cannot reasonably be remedied within sixty (60) days due to unavailability of materials, provide written notice to Tenant and within a reasonable time not to exceed one hundred twenty (120) days, complete such incomplete work and remedy such defective work as are set forth on the Final Punchlist. The performance of work by Landlord necessary to complete the items set forth on the Preliminary Punchlist and the Final Punchlist shall not delay or postpone the Commencement Date.
(i)    Upon Substantial Completion, Landlord will assign, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties, and indemnities, express or implied, and similar rights which Landlord may have, if any, against any architect, manufacturer, seller, engineer, contractor, subcontractor, supplier, or builder with respect to any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code as adopted by the State (collectively, the “Warranties”). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any Warranties assigned in the name of Tenant and at Tenant's expense upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents (but not including powers of attorney), as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 4(i). Upon the termination of this Lease, the Warranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument that Landlord may reasonably request. Any monies collected by Tenant under any of the Warranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord. LANDLORD HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE IMPROVEMENTS INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO THEIR HABITABILITY, DESIGN, FITNESS OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO THE VALUE OF THE IMPROVEMENTS, COMPLIANCE WITH PLANS AND SPECIFICATIONS OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT TO SUCH MATTERS SHALL BE BORNE SOLELY BY THE TENANT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE IMPROVEMENTS OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO, OR FOR ANY ACTUAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY) ARISING THEREFROM OR RELATED THERETO, AND TENANT'S SOLE RECOURSE SHALL BE AGAINST THE CONTRACTORS WHO CONSTRUCTED SUCH IMPROVEMENTS PURSUANT TO THE WARRANTIES ASSIGNED BY LANDLORD HEREUNDER. TENANT ACKNOWLEDGES THAT THE

Lease Agreement for Forest Park
Medical Center at Southlake

LEASED PREMISES AND ALL COMPONENTS THEREOF HAVE BEEN DEVELOPED, DESIGNED, SPECIFIED AND CONSTRUCTED AT TENANT'S REQUEST, TO TENANT'S SPECIFICATIONS BY A CONTRACTOR SELECTED OR APPROVED BY TENANT AND SHALL HAVE BEEN INSPECTED BY TENANT PRIOR TO OCCUPANCY. THE PROVISIONS OF THIS PARAGRAPH 4(i) HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE AS ADOPTED BY THE STATE OR ANY OTHER LAW OR REGULATION NOW OR HEREAFTER IN EFFECT OR OTHERWISE.
(j)    From the Effective Date of this Lease until the date of Substantial Completion, Landlord shall be in sole and exclusive possession of the Leased Premises for purposes of completing the Improvements; provided, however, representatives of Tenant will be allowed to visit the site as desired, so long as advance notice (which may be by a telephone conversation with the Landlord's representative in charge of construction of the Improvements) is provided to Landlord and such representatives comply with all safety requirements reasonably imposed by Landlord and its contractors. Tenant and its contractors and subcontractors shall not be allowed on the Leased Premises during construction unless approved by Landlord in writing, which shall not be unreasonably withheld, conditioned or delayed with respect to Tenant's contractors responsible for installing Tenant's furniture, fixtures or equipment within ninety (90) days of the estimated date of Substantial Completion. In the event Tenant elects to install Tenant's furniture, fixtures and equipment prior to Substantial Completion, Tenant shall be solely responsible for the security of Tenant's property and Landlord shall not be responsible for any loss or damage thereto. Tenant shall not be entitled to do any work or alter any portion of the Improvements prior to Substantial Completion and any changes to the Improvements are subject to the review and written approval of Landlord.
(k)    Within ten (10) business days of Tenant's receipt thereof, Tenant shall execute and return to Landlord a statement specifying the Commencement Date and the Expiration Date in the form of Exhibit C attached hereto.
(l)    Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to proceed with the construction of the Building unless and until financing of the Building reasonably acceptable to Landlord is obtained. If commitments for such financing reasonably satisfactory to Landlord have not been obtained and all conditions to such financing commitments have not been fulfilled prior to June 1, 2012, Landlord may so notify Tenant in writing, and this Lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder. Landlord may waive this condition by notifying Tenant in writing of such waiver.
(m)    Assuming Landlord secures financing as referenced in Paragraph 4(1) above, Tenant understands that Lender has or will have approval rights over aspects of the construction and development of the Improvements, and agrees that Landlord will not be deemed to have unreasonably withheld its consent or approval to any particular item or matter if Lender does not grant its consent or approval to the item or matter in question; provided, however, that prior to

Lease Agreement for Forest Park
Medical Center at Southlake

securing any such financing, Landlord shall obtain the Lender's approval of the Plans and Specifications.
5.    Use of Leased Premises; Quiet Enjoyment.
(a)    Tenant may occupy and use the Leased Premises solely for the operation of an acute care hospital and all services reasonably related thereto, including in-patient, out-patient and emergency acute hospital services, skilled nursing services, rehabilitation services, transitional services, diagnostic services, pharmaceutical services, health care education, research and training, physician and health care professional services, public health and disease prevention programs, and other uses and services reasonably related to the operation of an acute care hospital (the “Permitted Uses”). In no event shall the Leased Premises be used for any purpose that shall violate any Permitted Encumbrance, Legal Requirements, Insurance Requirements, or any covenants, restrictions, or agreements hereafter created by or consented to by Tenant applicable to the Leased Premises. Without limiting the foregoing, Tenant agrees that Tenant will not use any part of the Leased Premises for any of the following uses: comprehensive (Level 1) or major (Level 2) trauma facility, a long term acute care facility, nursing home, senior living facility, retail blood bank or ambulance dispatch station.
(b)    Tenant hereby acknowledges that Landlord has provided Tenant a copy of the zoning ordinance and Tenant has actual knowledge of the zoning ordinance. Tenant shall not apply for or accept ad valorem property tax exempt status during the Term of this Lease. Tenant agrees that with respect to the Permitted Encumbrances, Legal Requirements, Insurance Requirements, and any covenants, restrictions, or agreements hereafter created by or consented to by Tenant, Tenant, at its sole cost and expense, shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord. Additionally, Tenant shall, during the Term,
(i)    Cause the Hospital to be licensed as a separate stand-alone facility as required under all applicable Legal Requirements for the Permitted Uses and operated in accordance with the Permitted Uses as a stand-alone facility separate and apart from any property other than the Leased Premises;
(ii)    Implement all policies and procedures pertaining to the operation of the Premises that are necessary to satisfy all Health Regulations;
(iii)    Maintain all certificates, licenses, permits, agreements or other requirements necessary for Tenant to operate the Hospital (evidence of such licenses, permits and certificates, if any, shall be submitted to Landlord upon the Commencement Date, upon renewal of such licenses, and upon reasonable request by Landlord) and if applicable, to receive reimbursement for goods and services provided to patients pursuant to the Medicare, Medicaid and other state and federal health care programs; and
(iv)    Promptly notify Landlord of any action against any of its certificates, licenses or permits or any other government or legal action initiated against Tenant that would materially affect Tenant's ability to operate the Hospital or if applicable, to obtain reimbursement for goods and services provided to patients pursuant to the Medicare, Medicaid and other state and federal health care programs.

Lease Agreement for Forest Park
Medical Center at Southlake

(c)    Subject to Tenant's rights under Paragraph 19 hereof, Tenant shall not permit or suffer any unlawful occupation, business, trade or other activities to be conducted on or about the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant's rights under Paragraph 19, Tenant shall not use, occupy, or permit or suffer any of the Leased Premises to be used or occupied, nor do or permit or suffer anything to be done in or on or about any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 13 hereof, or (iv) constitute a public or private nuisance or waste.
(d)    No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Building or on any public area, except in compliance with all Legal Requirements. Any and all permitted signs shall be installed, maintained and, at Landlord's option, removed by Tenant the end of the Term, at Tenant's sole cost and expense.
(e)    Tenant will not place, install or affix anything to the roof or exterior of the Building which is visible from the outside, including a satellite dish, antennae or other communication or broadcast device, without the written consent of Landlord, which shall not be unreasonably withheld or delayed. If Landlord withholds its consent to the installation or placement of any such items on the roof or exterior of the Building, Landlord shall provide an alternative site reasonably acceptable to Tenant for the installation or placement of such items. Any and all permitted installations shall be implemented and maintained by Tenant in compliance with the REA and all applicable Laws and, at Landlord's option, removed by Tenant the end of the Term, at Tenant's sole cost and expense.
(f)    Tenant will not overload the floors of the Leased Premises. Tenant shall not place a load upon the floor of the Leased Premises exceeding the load per square foot such floor was designed to carry, as determined by Landlord or its structural engineer and set forth in the Plans and Specifications. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord and which may include the use of such supporting devices as Landlord may reasonably require. All damages to the Building caused by the installation or removal of any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the sole expense of Tenant.
(g)    Tenant will not use or permit in the Leased Premises any flammable or explosive material or toxic substances, except medical gases and cleaning supplies used in the ordinary course of business and in compliance with all Laws. Tenant will not use the Leased Premises in a manner that (a) invalidates or is in conflict with fire, insurance, life safety or other policies covering the Leased Premises, or (b) increases the rate of fire or other insurance on the Leased Premises above that which is customary for hospital uses. If any insurance premium is higher than it otherwise would be due to Tenant's failure to comply with this subparagraph, Tenant shall reimburse Landlord as Additional Rent, that part of Landlord's insurance premiums that are charged because of Tenant's failure.

Lease Agreement for Forest Park
Medical Center at Southlake

(h)    Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.
(i)    The use of electricity at the Leased Premises shall not exceed the capacity of existing feeders and risers to or wiring at the Leased Premises. Following the Commencement Date, any additional risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's reasonable judgment, they will not create a dangerous or hazardous condition.
(j)    ALL PERSONAL PROPERTY, BETTERMENTS AND IMPROVEMENTS IN THE LEASED PREMISES, OR RELATED FACILITIES, WHETHER OWNED, LEASED OR INSTALLED BY LANDLORD, TENANT OR ANY OTHER PERSON, ARE AT TENANT'S SOLE RISK, AND NEITHER LANDLORD NOR LANDLORD'S AGENTS WILL BE LIABLE FOR ANY DAMAGE THERETO OR LOSS THEREOF FROM ANY CAUSE INCLUDING BUT NOT LIMITED TO THEFT, MISAPPROPRIATION, CASUALTY, OVERFLOWING OR LEAKING OF THE ROOF, THE BURSTING OR LEAKING OF WATER, SEWER OR STEAM PIPES, OR FROM HEATING OR PLUMBING FIXTURES, OR FROM THE NEGLIGENCE OF LANDLORD OR LANDLORD'S AGENTS (BUT NOT FROM THE GROSSLY NEGLIGENT ACTS OR WILLFUL MISCONDUCT OF LANDLORD OR LANDLORD'S AGENTS).
(k)    Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.
6.    Term.
(a)    Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an “Initial Term” (herein so called) of two hundred forty (240) full calendar months (plus any partial calendar month at the beginning or end of the Initial Term), commencing on the earliest of: (i) the date that Tenant occupies the Leased Premises for purposes of being open for business operations and not for the sole purpose of installing Tenant's furniture, fixtures or equipment; or (ii) the date Substantial Completion of the Improvements occurs hereunder; provided, however, the date of Substantial Completion of the Improvements shall be accelerated by the number of days of any actual delays in achieving Substantial Completion caused by Tenant Delays (such earliest date, the “Commencement Date”), and ending at midnight on the last day of the month in which the twentieth (20th) anniversary of the Commencement Date occurs (the “Expiration Date”); subject to earlier termination as provided in this Lease. For example, if Substantial Completion occurs twelve (12) months and fifteen (15) days after the Date of Commencement of construction under the Construction Contract and there are fifteen (15) days of documented Tenant Delays, then the Commencement Date will be deemed to have occurred twelve (12) months after the Date of Commencement. Notwithstanding the foregoing provisions of this Paragraph 6(a), if at any time during the Initial Term, STMD sells the Leased Premises, upon the closing of such sale (the “Closing”), the immediate successor-in-interest to STMD as Landlord under this Lease (the “Immediate Successor Landlord”), may elect to extend the Expiration Date of the Initial Term to the date which is twenty (20) years from the date of the Closing (the “Landlord's Extension Option”)

Lease Agreement for Forest Park
Medical Center at Southlake

by delivering written notice to Tenant (the “Exercise Notice”) no later than thirty (30) days after the Closing (the “Exercise Notice Deadline”). If the Immediate Successor Landlord fails to deliver the Exercise Notice by the Exercise Notice Deadline, the Immediate Successor Landlord shall be deemed to have waived its right to exercise the Landlord's Extension Option. Upon exercise of the Successor Landlord's Extension Option, the Successor Landlord and Tenant shall enter into a mutually acceptable amendment to this Lease confirming the extension of the Initial Term as provided herein. The Initial Term (as the same may be extended as provided for above), together with any Renewal Term, hereinafter defined, which comes into effect as hereinafter provided, is herein called the “Term”.
(b)    Provided this Lease shall not have been terminated pursuant to the provisions of Paragraphs 4(1), 14(a), 14(b) or 20, and provided further that no Event of Default or circumstance, which with the passage of time or the giving of notice or both would constitute an Event of Default, exists when Tenant gives its Renewal Term Notice (as hereinafter defined) or on the date the applicable Renewal Term (as hereinafter defined) is to commence, Tenant (but no subtenant or assignee) shall have the option to renew this Lease for two (2) consecutive five (5) year periods successively exercised (collectively, the “Renewal Terms” and individually, a “Renewal Term”). Tenant shall give the Landlord written notice (“Renewal Term Notice”) of its intent to renew this Lease at least twelve (12) months and not more than eighteen (18) months prior to the Expiration Date or the expiration date of the first Renewal Term, as applicable. Each Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be the amounts determined in accordance with the provisions of Exhibit B attached hereto and made a part hereof If Tenant shall fail to timely give a Renewal Term Notice, then all options with regard to subsequent Renewal Terms shall expire and be null and void.
7.    Rent.
(a)    Tenant shall pay to Landlord (or to Lender, if directed by Landlord or Lender), as minimum annual rent for the Leased Premises during the Term, the amounts calculated pursuant to the provision under the heading “Basic Rent” in Exhibit B attached hereto (“Basic Rent”), commencing on the Commencement Date for the succeeding, prorated month, and continuing regularly on the first (1st) calendar day of each month thereafter during the Term, in advance (the said days being called the “Basic Rent Payment Dates”). Tenant shall pay the Basic Rent at Landlord's address set forth in Paragraph 22 below, or at such other place as Landlord or Lender from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America and if required by Lender by wire transfer in immediately available federal funds to such account in such bank as Lender shall designate, from time to time.
(b)    Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. The first monthly installment of Tenant's Forecast Additional Rent shall be due and payable on or before the Commencement Date; thereafter, monthly installments of Tenant's Forecast Additional Rent shall be due and payable in advance on the first day of each succeeding calendar month during the Term. Tenant's

Lease Agreement for Forest Park
Medical Center at Southlake

Additional Rent Adjustment shall be due and payable as follows: For each calendar year during the Term, Landlord shall present to Tenant on or prior to December 15 of each year (or as soon as possible thereafter or for the calendar year in which the Commencement Date occurs, prior to the Commencement Date) a statement of Tenant's Forecast Additional Rent for the ensuing year (or portion thereof). If Landlord fails to promptly present to Tenant such statement, Tenant shall continue to pay Tenant's Forecast Additional Rent based upon the most recent prior statement presented by Landlord to Tenant until such statement is presented. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall provide Tenant a statement (the “Additional Rent Statement”) prepared by Landlord comparing Tenant's Forecast Additional Rent with Tenant's Additional Rent. If Tenant's Forecast Additional Rent exceeds Tenant's Additional Rent for the subject year, Landlord shall pay Tenant (in the form of a credit against Rent next due or, if this Lease has then expired or terminated, in the form of Landlord's check within thirty (30) days after delivery to Tenant of the Additional Rent Statement) an amount equal to such excess (but only to the extent the excess was actually paid by Tenant). If Tenant's Additional Rent exceeds Tenant's Forecast Additional Rent for the subject year, Tenant hereby agrees to pay Landlord, within thirty (30) days of receipt of the Additional Rent Statement, an amount equal to such difference (“Tenant's Additional Rent Adjustment”).
(c)    In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.
(d)    Tenant hereby acknowledges that the late payment of Basic Rent will cause Landlord to incur costs not contemplated under this Lease, the exact amount of which would be difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Landlord by the terms of any Loan and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Basic Rent is not paid within five (5) days after written notice is given by Landlord or Lender (or Lender's servicer or other designee of Lender) to Tenant that the same is overdue, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a late charge equal to five percent (5%) (the “Late Charge”) of such overdue installment of Basic Rent, but in no event more than the maximum amount allowed by Law. Landlord may accept any partial payment of Basic Rent or Additional Rent without prejudice to any of Landlord's rights or remedies.
(e)    Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records, and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.
8.    Net Lease; Non-Terminability.
(a)    This is an absolute net lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense. It is intended that the Basic Rent provided for in this Lease shall be absolutely net to Landlord throughout the Term, and accordingly, Tenant covenants and agrees to pay, as they become due and payable and before they become delinquent, all operating and capital expenses in connection with the ownership, operation, maintenance, repair, replacement, restoration, use or occupation

Lease Agreement for Forest Park
Medical Center at Southlake

of the Leased Premises including, without limitation, the costs, charges and assessments related to real estate taxes and other Impositions (hereinafter defined), utilities and insurance. Without limiting Landlord's obligation to complete the Improvements in accordance with the Plans and Specifications, Tenant expressly agrees that after the Commencement Date nothing contained in this Lease shall require Landlord to furnish to Tenant or any other occupant of the Leased Premises any water, sewer, gas, heat, electricity, light, power, or any other facilities, labor, materials, or services of any kind whatsoever.
(b)    During the initial Term of this Lease (excluding any Renewal Terms), except as otherwise expressly provided in Paragraphs 14(a) and 14(b) hereof, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall the obligations of Tenant under this Lease be affected for any reason whatsoever, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation, or restriction of or interference with Tenant's use of any of the Leased Premises, (iv) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (v) any default on the part of Landlord under this Lease or under any other agreement, or any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord, (vi) any latent or other defect in, or any theft or loss of any of the Leased Premises, (vii) the breach of any warranty of any seller or manufacturer of any of the Equipment, or (viii) any other cause whatsoever, whether similar or dissimilar to the foregoing, any present or future Legal Requirement to the contrary notwithstanding, but specifically excluding an eviction of Tenant by paramount title. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, except as otherwise expressly provided for above, unless this Lease shall have been terminated pursuant to an express provision of this Lease.
(c)    Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided in Paragraphs 14(a) and 14(b) hereof, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under any Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.
(d)    This Lease is the absolute and unconditional obligation of Tenant. To the extent permitted by applicable Law, and except as otherwise expressly provided herein, Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

Lease Agreement for Forest Park
Medical Center at Southlake

(e)    Landlord shall be under no obligation to implement any security measures for the Leased Premises. Landlord and its agents and employees shall have no liability to Tenant or its officers, directors, employees, agents, representatives, invitees or visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Leased Premises or for lost or stolen personal property, money or jewelry from the Leased Premises or public or common areas of the Building.
9.    Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.
(a)    (i)    Subject to the provisions of Paragraph 19 hereof relating to contests, Tenant shall, before delinquency thereof, pay and discharge the following whether the same became due and payable before, on or after the Commencement Date (collectively, the “Impositions”): all taxes of every kind and nature (including real, ad valorem, personal property, sales, use, and gross rental or other gross receipts taxes, specifically including the Texas Franchise Tax assessed against Tenant), assessments, levies, fees, water and sewer rents and charges, utilities and communications taxes and charges and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, prior to or during the Term, imposed upon or assessed against (i) the Leased Premises or any portion thereof or interest therein, (ii) any Basic Rent, Additional Rent or other sum payable hereunder, (iii) this Lease or the leasehold estate created hereby, (iv) the Trade Fixtures and any other personal property of Tenant, or (v) the occupancy, leasing, subleasing, licensing, use, possession or operation of the Leased Premises or any portion thereof or interest therein (including without limitation, any taxes on revenues, rents, income, awards, proceeds, capital gains, profits, excess profits, gross receipts, sales, use, excise and other taxes, duties or imports whether similar or not in nature, assessed, levied or imposed against Landlord, Tenant, any subtenant or any licensee, or the Leased Premises by any governmental authority). If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.
(ii)    Nothing herein shall obligate Tenant to pay, and the term “Impositions” shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord to a party other than Tenant or an affiliate of Tenant, (B) franchise, capital stock or similar taxes if any, of Landlord, (C) net income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect on the Commencement Date, would be payable by Tenant under this Lease. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments that become due and payable during the Term or are allocable to the Term. Tenant shall prepare and file all tax reports required by governmental authorities that relate to the Impositions. Tenant shall promptly deliver to Landlord and to Lender copies of all settlements and notices pertaining to the Impositions which may

Lease Agreement for Forest Park
Medical Center at Southlake

be issued by any governmental authority and receipts for payments of all Impositions made during the Term.
(iii)    Any refund due from any taxing authority for any Imposition paid by Tenant shall be paid over to or retained by Tenant if no Event of Default shall have occurred and be continuing. Otherwise, any such refund shall be paid over to or retained by Landlord and applied to the payment of Tenant's obligations due under this Lease in such order of priority as Landlord shall determine.
(iv)    Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Landlord's expense, shall have the right to participate in any such protest, appeal, or other proceedings.
(b)    Subject to the provisions of Paragraph 19 hereof, Tenant shall, at its sole cost and expense, promptly comply and cause the Leased Premises to comply with and conform to all of the Legal Requirements and Insurance Requirements applicable to the ownership occupancy or use of all or any part thereof, including those which require structural, unforeseen or extraordinary changes or additions to the Leased Premises. Tenant shall immediately provide Landlord written notice of any claim received by Tenant that the Leased Premises does not comply with and conform to any such Legal Requirements or Insurance Requirements.
(c)    Tenant shall pay or cause to be paid all charges for electricity, power, gas, water, telephone, and other utilities used in the Leased Premises, including the maintenance of the portion of any utility line located on the Leased Premises (but only to the extent that such maintenance is not performed by the applicable utility provider). Tenant shall also pay or reimburse Landlord for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Landlord by reason of any of the Permitted Encumbrances, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Premises, including any and all costs and expenses associated with any utility, drainage and parking easements.
(d)    Impositions and other charges and amounts imposed or assessed (regardless of when due) with respect to any period after the Commencement Date and prior to the expiration or termination of this Lease shall be the responsibility of Tenant. Upon expiration or termination of this Lease, Landlord, as necessary shall adjust and prorate between Landlord and Tenant any amounts that are related to any assessment or billing periods commencing before, but ending after, the expiration or termination of this Lease. Tenant's obligation to pay its prorated share of Impositions and other charges and amounts shall survive the expiration or termination of this Lease. Notwithstanding the foregoing, nothing in this paragraph will in any manner limit Landlord's rights and remedies under Paragraph 20 to recover any amounts from Tenant described therein following an Event of Default.
10.    Liens; Recording and Title.
(a)    Subject to the provisions of Paragraph 19 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien,

Lease Agreement for Forest Park
Medical Center at Southlake

mortgage, encumbrance, claim or other charge on the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant or those claiming by, through or under Tenant). If Tenant fails to remove any such lien or bond around such lien within ten (10) days of receipt of notice thereof, then Landlord may, but is not obligated to, remove such lien, and Tenant shall pay all costs of removal or bonding the lien, plus interest at the Default Rate, to Landlord upon demand.
(b)    Notice is hereby given that Landlord shall not be liable for any labor, services, or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises. Upon request of Landlord, Tenant shall execute, acknowledge and record any instrument necessary or appropriate to give timely public notice of the provisions of the immediately preceding sentence.
(c)    Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail. Upon the expiration or earlier termination of this Lease, Tenant shall execute a recordable instrument sufficient to remove any such Memorandum from record title to the Land. This obligation shall survive the expiration or termination of this Lease.
(d)    Nothing in this Lease or otherwise and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest, or lien in or upon the estate of Landlord in any of the Leased Premises.
11.    Indemnification.
(a)    TENANT AGREES TO DEFEND (USING COUNSEL SELECTED BY TENANT AND REASONABLY ACCEPTABLE TO LANDLORD), PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS LANDLORD AND LENDER, AND ANY PARTNER, SHAREHOLDER, MEMBER, OFFICER, DIRECTOR, MANAGER, EMPLOYEE AND AGENT OF EACH (COLLECTIVELY, THE “TENANT INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS, OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED (EXCEPT IF CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE TENANT INDEMNITEES, BUT SPECIFICALLY INCLUDING THOSE ARISING DUE TO THE NEGLIGENCE OF THE TENANT INDEMNITEES), ARISING FROM OR RELATING TO THE LEASED PREMISES OR THE USE, NON-USE, OCCUPANCY, CONDITION, DESIGN, CONSTRUCTION, MAINTENANCE, REPAIR, OR REBUILDING OF THE

Lease Agreement for Forest Park
Medical Center at Southlake

LEASED PREMISES, INCLUDING BUT NOT LIMITED TO THOSE ARISING FROM OR RELATING TO: (I) ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR ANY LOSS OF OR DAMAGE TO ANY PROPERTY, REAL OR PERSONAL, IN ANY MANNER ARISING THEREFROM CONNECTED THEREWITH OR OCCURRING THEREON, WHETHER OR NOT LANDLORD HAS OR SHOULD HAVE KNOWLEDGE OR NOTICE OF THE DEFECT OR CONDITIONS, IF ANY, CAUSING OR CONTRIBUTING TO SAID INJURY, DEATH, LOSS, DAMAGE OR OTHER CLAIM AND REGARDLESS OF THE NEGLIGENCE OF ANY TENANT INDEMNITEES; (II) ANY EVENT OF DEFAULT UNDER THIS LEASE OR ANY VIOLATION BY TENANT OF ANY PROVISION OF ANY CONTRACT OR AGREEMENT TO WHICH TENANT IS A PARTY OR BY WHICH IT IS BOUND, AFFECTING THIS LEASE OR THE LEASED PREMISES; (III) ANY CONTEST REFERRED TO IN PARAGRAPH 19 HEREOF; (IV) ANY ENVIRONMENTAL CLAIMS AND ANY VIOLATION OF ANY LEGAL REQUIREMENT OR    INSURANCE REQUIREMENT, (V) ANY BREACH OF TENANT'S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS LEASE, AND (VI) ANY CLAIM FOR MEDICAL MALPRACTICE, NEGLIGENCE OR MISCONDUCT COMMITTED BY ANY PERSON ON OR WORKING FROM THE LEASED PREMISES DURING THE TERM. In case any action or proceeding is brought against any of the Tenant Indemnitees by reason of any such claim against which Tenant has agreed to defend, pay, protect, indemnify, save and hold harmless pursuant to the preceding sentence, Tenant covenants upon notice from any of the Tenant Indemnitees to defend the Tenant Indemnitees in such action, with the expenses of such defense paid by Tenant, and any such Tenant Indemnitees will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.
(b)    LANDLORD AGREES TO DEFEND (USING COUNSEL SELECTED BY LANDLORD AND REASONABLY ACCEPTABLE TO TENANT), PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS TENANT, AND ANY PARTNER, SHAREHOLDER, MEMBER, OFFICER, DIRECTOR, MANAGER, EMPLOYEE AND AGENT OF TENANT (COLLECTIVELY, THE “LANDLORD INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS, OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED (EXCEPT IF CAUSED SOLELY BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE LANDLORD INDEMNITEES), TO THE EXTENT ARISING FROM (I) ANY DEFAULT BY LANDLORD UNDER THIS LEASE OR ANY VIOLATION BY LANDLORD OF ANY PROVISION OF ANY CONTRACT OR AGREEMENT TO WHICH LANDLORD IS A PARTY OR BY WHICH IT IS BOUND, AFFECTING THIS LEASE OR THE LEASED PREMISES; AND (II) ANY BREACH OF LANDLORD'S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS LEASE. In case any action or proceeding is brought against any of the Landlord Indemnitees by reason of any such claim against which Landlord has agreed to defend, pay, protect, indemnify, save and hold harmless pursuant to the preceding sentence, Landlord covenants upon notice from any of the Landlord Indemnitees to defend the Landlord Indemnitees in such action, with the expenses of such defense paid by Landlord, and any such Landlord Indemnitees will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Landlord.

Lease Agreement for Forest Park
Medical Center at Southlake

(c)    The obligations of Tenant and Landlord under this Paragraph 11 and all other indemnification obligations of Tenant and Landlord contained elsewhere in this Lease, and all claims against and liabilities of Tenant and Landlord arising during the Term, shall survive the expiration or any termination of this Lease.
12.    Maintenance and Repairs.
(a)    Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times from and after Substantial Completion, including but not limited to any Temporary Taking period, put, keep, and maintain the Leased Premises (including, without limitation, the Leased Premises Structure and Systems, landscaping and the Equipment) in good and safe condition and in the same condition and order of repair as exists as of the date of Substantial Completion, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature (including but not limited to those “capital” in nature or structural), whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises (i) in compliance with all Legal Requirements, and (ii) in the order and condition required by this Paragraph 12(a). All repairs or replacement work required of Tenant on the Leased Premises Structure and Systems shall be subject to Landlord's direction and supervision. Tenant will not commit or permit any waste of the Leased Premises. Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair or replacement, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs or replacements at the expense of the Landlord, which right may be provided for in any Legal Requirement now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for restoration pursuant to Paragraphs 14(c) and 16 of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in accordance with all Laws and the REA and performed in a good and workmanlike manner.
All work described in this Paragraph 12(a) shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts and with such companies as Landlord may reasonably require, and to provide Landlord with certificates of such insurance. All such work that may affect the Leased Premises Structure and Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work.
(b)    In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant, Landlord or with respect to the Leased Premises, then Tenant, at its sole cost and expense, at the request of Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation,

Lease Agreement for Forest Park
Medical Center at Southlake

whether or not the same shall affect Landlord, Tenant, the Leased Premises or all or any of them, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made at Tenant's sole cost and expense in conformity with the provisions of Paragraph 13 of this Lease.
(c)    If Tenant shall be in default under any of the provisions of this Paragraph 12 or if any act or neglect of Tenant results in damage to the Leased Premises, Landlord may (but shall not be obligated) after fifteen (15) days written notice given to Tenant and failure of Tenant to commence to cure or repair during said period or failure of Tenant to diligently pursue such remedy to completion, but without notice in the event of an emergency, do whatever is necessary to cure such default or repair such damage as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord may notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses plus Landlord's overhead cost of ten percent (10%) of the cost) so incurred by Landlord, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.
(d)    Tenant, at its sole cost and expense, shall from time to time replace with new equipment or parts which are the same quality or better than that which is being replaced (the “Replacement Equipment”) any of the Equipment (the “Replaced Equipment”) which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 14, or been lost, stolen, damaged or destroyed as provided in Paragraph 16. Tenant promptly shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens, claims, encumbrances, charges and rights of others and shall become a part of the Equipment as if originally demised herein.
(e)    Landlord shall have no obligations whatsoever for repairs, replacements, or maintenance of the Leased Premises.
13.    Alterations.
(a)    Tenant shall not make Alterations which would (after the completion thereof) (i) affect the Leased Premises Structure and Systems or exterior or common areas appearance, (ii) enlarge the size of any building(s) that are a part of the Leased Premises, (iii) affect access to or from the Leased Premises, (iv) penetrate the roof of the Building, or (v) reduce the size of any parking areas on the Leased Premises, without (x) Landlord's written consent in each instance, which consent Landlord agrees not to unreasonably withhold or delay, subject to Tenant's compliance with all of the provisions of the following paragraph, and (y) any Lender's prior written consent (if such consent is required under the terms of the Mortgage). In order for Landlord to review and approve the proposed Alteration, Tenant shall deliver to Landlord (1) plans and specifications (or change orders) showing that the improvements and the methods of installation described therein comply with Laws and the Permitted Exceptions, (2) plans and specifications (or change orders) that are sufficiently detailed to allow construction of the

Lease Agreement for Forest Park
Medical Center at Southlake

Alterations in a good and workmanlike manner, and (3) plans and specifications showing that the improvements and methods of installation described therein will not adversely affect the Leased Premises Structure or Systems. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of the following paragraph. Landlord's approval of Alterations shall not be a representation by Landlord that such Alterations comply with any Law or with the REA. Approval by Landlord of any of Tenant's drawings or plans and specifications shall not constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings or plans and specifications, or the Alterations to which they relate, for any use, purpose, or condition, but such approval shall merely be the approval of Landlord as required hereunder. If Landlord engages any third party in connection with the review or construction of any Alterations, Tenant shall reimburse Landlord the actual reasonable and customary expenses incurred by Landlord in connection with engaging such third party.
(b)    In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened in any material respect after the completion of any such Alteration, or its structural integrity impaired or its systems adversely affected; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements (provided, however, that modifications to the interior of the Improvements, including, without limitation, interior walls, shall not be deemed to reduce the gross floor area); (iii) all such Alterations shall be performed in a good and workmanlike manner using new materials of a quality at least equal to the quality of the original Improvements, and shall be expeditiously completed in compliance with all Legal Requirements and the REA, and Tenant shall deliver to Landlord upon completion reproducible “as built” drawings of such Alterations, certified as accurate by the architect or engineer selected by Tenant to supervise such work, and copies of any new or revised Certificates of Occupancy; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements and Tenant shall provide Landlord with a certificate evidencing the insurance required under Paragraph 15(b)(vi); (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 19 hereof) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; and (viii) any Alteration which involves the Leased Premises Structure or Systems, or enlarges the size of any Improvements, or the estimated cost of which in any one instance exceeds One Hundred Thousand Dollars ($100,000.00), shall be (A) made under the supervision of an architect or engineer reasonably acceptable to Landlord and in accordance with plans and specifications which shall be submitted to Landlord for Landlord's review and approval prior to the commencement of the Alterations, and (B) performed by a contractor reasonably acceptable to Landlord. Tenant shall promptly reimburse Landlord for the actual reasonable and customary expenses incurred by Landlord in connection with engaging such architect or engineer.
14.    Condemnation.
(a)    In the event of a Taking of all of the Leased Premises, this Lease shall terminate as of the earlier of: (i) the date title to the condemned real estate vests in the condemnor; and (ii) the date on which Tenant is deprived of possession of all of the Leased

Lease Agreement for Forest Park
Medical Center at Southlake

Premises. In such event, the Basic Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to the date this Lease is so terminated, all Basic Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.
(b)    In the event of a Taking (other than a Temporary Taking) of “Substantially All of the Leased Premises” (as herein defined), Tenant may, at its option, upon thirty (30) days written notice to Landlord, which shall be given no later than ninety (90) days following the Taking, have the right to terminate this Lease. All Basic Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date Tenant terminates this Lease, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such condemnation. For purposes of this provision, “Substantially All of the Leased Premises” shall mean (i) so much of the Leased Premises as, when taken, leaves the untaken portion unsuitable, in the reasonable opinion of Tenant and Landlord, for the continued feasible and economic operation of the Leased Premises by Tenant for the same purposes as immediately prior to such Taking or as contemplated herein, (ii) so many of the parking spaces on the Master Tract as reduces the parking ratio below that which is required by the zoning ordinance applicable to the Leased Premises (unless the applicable governmental authority provides a waiver of such parking requirements), and Landlord's failure to provide substantially similar alternative parking reasonably acceptable to Tenant within sixty (60) days after such Taking, (iii) so much of the Leased Premises that access to the Leased Premises is materially impeded, as reasonably determined by Landlord and Tenant, or (iv) so much of the Leased Premises as, when taken, results in the loss or suspension of any of Tenant's material licenses and permits issued under any Health Regulations required to enable Tenant to operate the Leased Premises as an acute care hospital.
(c)    If only part of the Leased Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Paragraph14(b) above (any such taking or condemnation is hereinafter referred to as a “Partial Taking”), Tenant shall restore, using all reasonable speed and diligence, the Leased Premises to the condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the Taking and Landlord, to the extent of the award it receives in excess of the costs of collecting the award and value of the Land taken (herein, the “Net Condemnation Proceeds”), shall deliver such Net Condemnation Proceeds to the Lender (or other escrow agent acceptable to Landlord) to disburse such Net Condemnation Proceeds to Tenant for the purpose of restoration of the Leased Premises as aforesaid, pursuant to such requirements and limitations as may be reasonably acceptable to Landlord and Lender, including, without limitation, lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work. If the Net Condemnation Proceeds are insufficient to restore the Leased Premises, Tenant shall be obligated to pay such deficiency. To the extent, if any, that Net Condemnation Proceeds from a Partial Taking remain after Tenant completes restoration of the untaken portion of the Leased Premises, all such remaining Net Condemnation Proceeds shall be paid to Landlord, and there shall be no abatement of the Basic Rent or Additional Rent.

Lease Agreement for Forest Park
Medical Center at Southlake

(d)    In the event of a Taking of the entire Leased Premises or of a Taking of Substantially All of the Leased Premises which results in termination of this Lease in accordance with Paragraph 14(b) above (either such Taking, being referred to herein as a “Total Taking”), the entire award from such Total Taking shall be paid to and be the property of Landlord.
15.    Waiver of Claims and Insurance.
(a)    To the extent provided by law, Landlord will not be liable for and TENANT RELEASES LANDLORD AND ANY PARTNER, SHAREHOLDER, MEMBER, OFFICER, DIRECTOR, MANAGER, EMPLOYEE OR AGENT OF LANDLORD FROM AND WAIVES ALL CLAIMS FOR DAMAGE TO PERSON OR PROPERTY TENANT OR ANY OCCUPANT OF THE LEASED PREMISES SUSTAINS RESULTING FROM: (i) ANY PART OF THE LEASED PREMISES OR ANY EQUIPMENT OR APPURTENANCES BECOMING OUT OF REPAIR, OR (ii) ANY EVENT OR OCCURRENCE IN OR ABOUT THE LEASED PREMISES (UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, BUT SPECIFICALLY INCLUDING THOSE EVENTS OR OCCURRENCES CAUSED BY THE NEGLIGENCE OF LANDLORD), OR (iii) DIRECTLY OR INDIRECTLY ANY ACT OR NEGLECT OF LANDLORD, TENANT, ANY OCCUPANT OF THE LEASED PREMISES OR ANY OTHER PERSON (EXCLUDING LANDLORD IF CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). SUBJECT TO THE FOREGOING SENTENCE AND SUBJECT TO THE OTHER TERMS OF THIS LEASE, IN ANY EVENT, THE LIABILITY OF LANDLORD FOR ANY INJURY, LOSS OR DAMAGE TO ANY PERSON OR PROPERTY ON OR ABOUT THE LEASED PREMISES, WILL BE LIMITED TO THOSE DIRECTLY AND SOLELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. FURTHER, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, TENANT WAIVES ANY AND ALL IMPLIED WARRANTIES OF LANDLORD AS TO THE QUALITY OR CONDITION OF THE LEASED PREMISES, OR AS TO THE FITNESS OR SUITABILITY OF THE LEASED PREMISES FOR ANY PARTICULAR USE, AND LANDLORD EXPRESSLY DISCLAIMS ANY AND ALL SUCH WARRANTIES.
(b)    Tenant covenants and agrees that from and after the Commencement Date, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:
(i)    Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death, property damage and include coverage for contractual liability and product liability occurring upon, in or about the Leased Premises, including Business Auto Liability Insurance including Hired and Non-Owned Auto coverage, such insurance to be written on an occurrence basis (not a claims made basis), with coverage of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) in the aggregate, having a deductible not greater than $10,000 per occurrence. The insurance coverage required under this Paragraph 15(b)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease and, if necessary, the policy shall contain a contractual endorsement to that effect. Notwithstanding the provisions of Paragraph 15(d) below, the general aggregate limits under the Commercial General

Lease Agreement for Forest Park
Medical Center at Southlake

Liability insurance policy or policies must apply separately to the Leased Premises and to the Tenant's use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the Commercial General Liability form of policy shall (i) specify on the face thereof that the limits of such policy apply separately to the Leased Premises, and (ii) have the applicable endorsements attached thereto.
(ii)    Property Insurance written on the “All-Risk” or equivalent form (including coverage for fire, vandalism, malicious mischief and perils broadened to include the so-called “all risk of physical loss”, wind/hail, named windstorm, law and ordinance, demolition, and increased cost of construction) on a Replacement Cost Basis (as defined below) against loss or damage to the Leased Premises and all other improvements now or hereafter located on the Land (including, without in any manner limiting the generality of the foregoing, flood insurance if the Leased Premises are located in a flood hazard area or such additional insurance as may be required by any Lender), having a deductible of not greater than $25,000 per occurrence; and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, without deduction for depreciation, but in any event in amounts not less than the greater of (1) one hundred percent (100%) of the actual replacement cost of such Leased Premises and Improvements (including but not limited to the cost of demolition of the damaged Improvements, including soft costs and the cost associated with changes in Legal Requirements, but excluding footings and foundations and other parts of the Improvements which are not insurable), or (2) the full face amount of any first lien loan secured by the Land (“Replacement Cost Basis”). The policy shall contain an agreed value endorsement. Landlord shall have the right to require from Tenant, not more often than once every twelve (12) months, reasonable evidence of the value of the Leased Premises. Such insurance shall also include coverage for Tenant's contents and personal property on a Replacement Cost Basis;
(iii)    business income/business interruption insurance and extra expense coverage (collectively, “Business Income Insurance”) with coverage that will reimburse Tenant for no less than twelve (12) months direct and indirect loss of income (but in any event in an amount equal to the Basic Rent and all Additional Rent due Landlord) arising out of all perils insured against by Tenant's policies of property and boiler and machinery insurance, including service interruptions, prevention of, or denial of use or access to, all or part of the Leased Premises;
(iv)    boiler and machinery or equipment breakdown insurance covering property damage to the Leased Premises and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Landlord may require. The policy shall include coverage for business interruption due to mechanical equipment malfunctions, including expediting and extra expense in an amount usual and customary for similar risks, or as determined by Landlord, and having a deductible of not greater than $25,000; coverage shall be on a broad form comprehensive basis. Unless the insurance required in Clauses (ii), (iii) and (vi) of this Paragraph 15(b) is provided on a single policy, a Joint Loss Agreement between separate policies must be provided on each policy;

Lease Agreement for Forest Park
Medical Center at Southlake

(v)    workmen's compensation insurance to the extent required by the laws of the State to the extent necessary to protect Landlord, Tenant, Lender and the Leased Premises against claims for work related injury or illness by employees of Tenant and any partner, shareholder, member, officer, director, manager, employee or agent of Tenant; and employer's liability insurance with limits not less than $1,000,000 per accident/disease/employee.
(vi)    whenever Tenant shall be engaged in making any Alterations, restoration, repairs or construction work of any kind (“Work”), Tenant shall obtain or cause its contractors to obtain completed value builder's risk insurance and Tenant or its contractors shall obtain general liability, auto liability, worker's compensation insurance or other adequate insurance coverage covering all operations and persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Tenant or Landlord;
(vii)    professional liability insurance applicable to Tenant and its employees, and services provided by Tenant and its employees, in the minimum amount of Ten Million and No/100 Dollars ($10,000,000.00) per occurrence, having a deductible of not greater than $100,000 (provided that coverage in excess of $1,000,000 may be provided by way of umbrella/excess liability insurance); and Tenant agrees to cause all physicians associated with the Hospital to maintain professional liability insurance in accordance with the by-laws and other rules and regulations of the Hospital as amended and modified from time to time;
(viii)    umbrella/excess liability insurance covering Tenant, in the minimum amount of Ten Million and No/100 Dollars ($10,000,000.00) per occurrence and Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate;
(ix)    Employee Dishonesty coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of Tenant, acting alone or in collusion with others, in a minimum amount of $1,000,000;
(x)    Pollution Legal Liability applicable to bodily injury, property damage, whether on or off the Leased Premises, including loss of use of damaged property or of property that has not been physically injured or destroyed; cleanup costs; and defense, or settlement of claims; all in connection with any loss arising from the Leased Premises. Coverage shall be maintained in an amount or at least $1,000,000 per loss, with an annual aggregate of at least $5,000,000; and
(xi)    Employment Practices Liability covering the conduct of the Tenant with respect to a current, prospective or former employee, including, but not limited to (i) wrongful termination (including constructive discharge) of an employee (ii) violation of any state, federal or local civil rights or anti-discrimination and/or fair employment practices law and/or (iii) commission of a common tort arising out of and in the course of employment except to the extent that the tort allegedly results in bodily injury or property damage. Coverage shall also include losses resulting from claims made by any natural

Lease Agreement for Forest Park
Medical Center at Southlake

person who is a customer, vendor, service provider or other business invitee of the Tenant. Coverage shall be maintained in an amount of at least $1,000,000 per loss.
(c)    All policies of the insurance provided for in this Paragraph 15 shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than “A-” and a financial size of not less than “XI” in the most current available “Best's Insurance Reports”, and licensed to do business in the State. At the option of Tenant, Tenant shall have the right to provide to Landlord, in lieu of the actual policies of insurance, a certificate (executed by a duly authorized agent of the appropriate insurance carrier) which shall evidence the existence of all insurance required by this Paragraph 15, in the form required and with applicable endorsements attached thereto. The Landlord retains the right to obtain copies of all Tenant policies. Each and every such policy:
(i)    shall, to the extent available, name Landlord, any Lender and any other party reasonably designated by Landlord or any Lender, as an additional insured and/or mortgagee with mortgagee endorsement with respect to casualty and business interruption or rental insurance policies under New York (or equivalent in other areas) long form non-contributory endorsement, as applicable;
(ii)    shall be delivered to Landlord prior to delivery of possession of the Leased Premises to Tenant and thereafter prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate; provided that in connection with the expiration of any particular policy, Tenant shall be entitled to furnish a binder (or other written documentation reasonably acceptable to Landlord) to evidence the existence of coverage meeting the requirements of this Paragraph 15, to be effective until issue of the actual policy. Renewal or additional polices shall be procured and maintained by Tenant in like manner and to like extent, and evidence of the renewal or replacement of such policy shall be provided to Landlord and each Lender at least thirty (30) days prior to the expiration of each such policy;
(iii)    shall, to the extent available (excluding the policies required pursuant to Paragraphs 15(b)(vii), (viii), (ix) and (xi)) contain a provision that the insurer waives any right of subrogation against Landlord, any Lender and any other party reasonably designated by Landlord or any Lender;
(iv)    shall, to the extent available, contain a provision that the insurer will give to Landlord, any Lender, and such other parties in interest at least thirty (30) days’ notice in writing in advance of any cancellation or termination; provided, however, that regardless of whether such provision is available, Tenant will immediately provide Landlord and any Lender written notice of any notice, written or oral, it receives or makes with respect to cancellation or material change to any of the insurance referred to herein; and
(v)    shall, to the extent applicable and available, be written as a primary policy which does not contribute to and is not in excess of any coverage which Landlord may carry.

Lease Agreement for Forest Park
Medical Center at Southlake

(d)    Any insurance provided for in this Paragraph 15 may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insured; provided, however, that:
(i)    Landlord, any Lender, and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured and a loss payee thereunder as its interest may appear;
(ii)    the coverage afforded Landlord, any Lender, and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;
(iii)    any such policy or policies shall specify therein the amount of the total insurance that includes the Improvements, the contents of the Leased Premises (including the Equipment) and business income; and
(iv)    the requirements set forth in this Paragraph 15 are otherwise satisfied.
(e)    (In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Paragraph 15, Landlord may procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.
(f)    Landlord may, at any time but no more often than annually (except that any such review may be required at any time in the case of an alteration to the Leased Premises which has an aggregate cost greater than Fifty Thousand and No/100 Dollars ($50,000.00)), require a review of the insurance coverage and limits of liability to determine whether (i) the coverage and the limits are reasonable and adequate in the then existing circumstances and consistent with comparable facilities in the Greater Dallas/Fort Worth area, and (ii) such coverage and limits satisfy the requirements of any Mortgage with respect to the Leased Premises. The review shall be undertaken on a date and at a time set forth in a Landlord's notice requesting a review and shall be conducted at the Leased Premises. If Landlord's review determines that the coverage and limits do not meet the aforementioned standards, Landlord shall have the right to require Tenant to increase, add or adjust such coverage and limits to comply with such prevailing market standard or to comply with the requirements of any such Mortgage.
(g)    General provisions with respect to Tenant's insurance shall include:
(i)    on or before the date Tenant or Tenant's agents enter the Leased Premises for any reason, and again before any insurance policy expires, Tenant will deliver to Landlord, at Landlord's option, the original policy or an original certificate of insurance or binders showing that Tenant has in place the insurance coverage required by this Lease; provided, however that during the time prior to the Commencement Date that Tenant or Tenant's agents are in the Leased Premises solely for the purpose of installing Tenant's furniture, fixtures and equipment, Tenant shall only be required to have in place the insurance coverage required by Paragraphs 15(b)(i), (ii), (v) and (vi);

Lease Agreement for Forest Park
Medical Center at Southlake

(ii)    if Tenant fails to comply with any of the insurance requirements stated in this Lease, Landlord may obtain such insurance and keep the same in effect and Tenant shall pay to Landlord the premium cost thereof upon demand;
(iii)    all policies, certificates of insurance or binders shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage;
(iv)    all policies of insurance shall, to the extent available, (A) contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Landlord or any party holding under Landlord which might otherwise result in a forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Landlord, and (B) indemnify any Lender and its directors, officers, representatives, agents and employees against losses due to their contributory negligence.
(h)    Waiver of Subrogation. EACH PARTY HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EVERY RIGHT OR CAUSE OF ACTION FOR THE EVENTS WHICH OCCUR OR ACCRUE DURING THE TERM FOR ANY AND ALL LOSS OF, OR DAMAGE TO, ANY OF ITS PROPERTY (WHETHER OR NOT SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT OR NEGLIGENCE OF THE OTHER PARTY OR ANYONE FOR WHOM SAID OTHER PARTY MAY BE RESPONSIBLE), WHICH LOSS OR DAMAGE IS COVERED BY VALID AND COLLECTIBLE FIRE, “ALL RISK” OR SIMILAR POLICIES COVERING REAL PROPERTY, PERSONAL PROPERTY OR BUSINESS INTERRUPTION INSURANCE POLICIES, TO THE EXTENT THAT SUCH LOSS OR DAMAGE IS RECOVERED UNDER SAID INSURANCE POLICIES CARRIED BY SUCH PARTY. Said waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Each party will give its insurance carrier written notice of the terms of such mutual waiver, and the insurance policies will be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waiver.
(i)    In addition to the insurance requirements set forth above in this Paragraph 15, Tenant shall carry and maintain, at its sole cost and expense, such additional insurance as any Lender may require Landlord or Tenant to maintain with respect to the Leased Premises.
16.    Damage and Destruction.
(a)    If the Leased Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give Landlord immediate written notice thereof and, at Tenant's sole cost and expense, shall promptly and diligently proceed to adjust the loss with the insurance companies (subject to the approval of the Lender (if applicable) and of Landlord) and arrange for the disbursement of insurance proceeds, and repair, rebuild or replace such Leased Premises, so as to restore the Leased Premises to the condition in which they were immediately prior to such damage or destruction.

Lease Agreement for Forest Park
Medical Center at Southlake

(b)    The net proceeds of any insurance recovered by reason of such damage or destruction in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being referred to herein as the “Net Insurance Proceeds”) shall be held by the Lender (provided that such Lender is a bank, savings association, insurance company or other similar institutional lender; herein called “Institutional Lender”), or, if no Institutional Lender then holds a mortgage lien or deed of trust on the Leased Premises, by any escrow agent which is reasonably acceptable to Landlord and Tenant; and the Net Insurance Proceeds shall be released for the purpose of paying the fair and reasonable cost of restoring such Leased Premises and other improvements. If any damage or destruction shall occur at such time as Tenant shall not have maintained insurance in accordance with Paragraph 15, Tenant shall pay to Landlord (or to the Lender if the Lender so requires) the amount of the Net Insurance Proceeds that would have been received had such insurance been in effect (the “Tenant Insurance Payment”).
(c)    Such Net Insurance Proceeds or Tenant Insurance Payment shall be released to Tenant, or to Tenant's contractors, from time to time as the work progresses, pursuant to such requirements and limitations as may be reasonably acceptable to Landlord and Lender (if the Lender so requires), including, without limitation, (i) lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work, (ii) satisfactory evidence, including architects' certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, and all Insurance Requirements and Legal Requirements, (iii) other reasonable evidence of cost and payment so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by work that is completed in place or materials delivered to the site and free and clear of mechanics' lien claims, and (iv) satisfactory evidence that the funds not disbursed are sufficient to complete the remaining work. Ten percent (10%) of the funds may be retained until thirty (30) days after the restoration is substantially complete and all governmental approvals are issued. If the Net Insurance Proceeds (less any applicable deductible) are insufficient to restore the Leased Premises, Tenant shall be obligated to pay such deficiency and the amount of any such deductible. Notwithstanding the foregoing, if the Net Insurance Proceeds are less than Fifty Thousand and No/100 Dollars ($50,000.00), and if the Lender agrees in writing, such Net Insurance Proceeds may be held by Tenant and used by Tenant to pay the fair and reasonable cost of restoring such Leased Premises.
(d)    If the Net Insurance Proceeds or Tenant Insurance Payment exceed the full cost of the repair, rebuilding or replacement of the damaged Leased Premises or other improvements, then, so long as no default or Event of Default then exists, the amount of such excess Net Insurance Proceeds or Tenant Insurance Payment shall be paid to Tenant upon the completion of such repair, rebuilding or replacement; provided, however, that if Lender applies such excess proceeds on account of the debt owed to it, then Tenant shall receive a credit against Basic Rent in the amount of such excess proceeds, which shall be applied to Basic Rent accruing during the initial Term of this Lease in the inverse order of payment, commencing with the Basic Rent payment for the final month of the initial Term of this Lease. Landlord agrees not to unreasonably withhold or delay any approvals required to be obtained by Tenant from Landlord pursuant to the provisions of this Paragraph 16. If a default or an Event of Default exists at the time it is determined that the Net Insurance Proceeds or Tenant Insurance Payment exceed the full cost of the repair, rebuilding or replacement of the damaged Leased Premises or other improvements, then the amount of such excess Net Insurance Proceeds or Tenant Insurance

Lease Agreement for Forest Park
Medical Center at Southlake

Payment shall first be paid to and used by Landlord to remedy such default or Event of Default, and the remainder, if any, shall be delivered to Tenant or Lender, in accordance with the terms set forth immediately above.
(e)    In addition to any other requirements set forth in this Lease, whenever Tenant shall be required to carry out any work or repair and restoration pursuant to this Paragraph 16, Tenant, prior to the commencement of such work, shall deliver to Landlord for Landlord's prior approval a list of the architects and general contractor(s) who will perform the work and a full set of the plans and specifications therefor, together with a copy of all approvals and permits which shall be required from any governmental authority having jurisdiction. After completion of a repair or restoration which in the aggregate costs in excess of Fifty Thousand and No/100 Dollars ($50,000.00), Tenant shall, as soon as reasonably possible, obtain and deliver to Landlord a Certificate of Substantial Completion from the inspecting architect and a permanent Certificate of Occupancy (or amended Certificate of Occupancy), if required by applicable laws, issued by the appropriate authority with respect to the use of the Leased Premises, as thus repaired and restored. Any such work or repair and restoration, in all cases, shall be carried out by Tenant in a good and workmanlike manner with materials at least equal in quality to the original materials used therefor prior to the damage or destruction.
(f)    If, after an Event of Default by Tenant, Landlord shall carry out any such work or repair and restoration pursuant to the provisions of this Paragraph 16, then Landlord shall be entitled to withdraw monies held for application to the costs of such work from time to time as such costs are incurred
(g)    In the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder.
17.    Subordination to Financing.
(a)    (i)     Subject to the provisions of Paragraph 17(a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.
(ii)    Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated, or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant, subject to the provisions of Paragraph 26 hereof, for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by Law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force the Net Insurance Proceeds and Net Condemnation

Lease Agreement for Forest Park
Medical Center at Southlake

Proceeds shall be permitted to be used for restoration of the Leased Premises in accordance with the provisions of this Lease.
(b)    Notwithstanding the provisions of Paragraph 17(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force and that no default or Event of Default exists, the Net Insurance Proceeds and Net Condemnation Proceeds shall be permitted to be used for restoration of the Leased Premises in accordance with the provisions of this Lease.
(c)    At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 17(d) below, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 17(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of Law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.
(d)    Upon Landlord's, Tenant's or Lender's request, Landlord, Tenant and Lender shall enter into a subordination, non-disturbance and attornment agreement (an “SNDA”) in form and content reasonably acceptable to Landlord, Tenant and Lender, in confirmation of the foregoing provisions of this Paragraph 17. Tenant hereby agrees for the benefit of Lender that Tenant will not, (i) without in each case the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, amend or modify this Lease (provided, however, Lender, in Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the Term, or (D) otherwise, in Lender's reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do, (ii) without the prior written consent of Lender which may be withheld in Lender's sole discretion, cancel or surrender or seek to cancel or surrender this Lease or the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lender with respect to any termination rights expressly granted to Tenant in this Lease), or (iii) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.
(e)    (If there is a conflict between the provisions contained in any SNDA contemplated by Paragraph 17(d) and the provisions contained in this Paragraph 17, the provisions contained in the SNDA shall control.
18.    Assignment or Subleasing.
(a)    Without Landlord's prior written consent, which Landlord may withhold in its sole discretion, Tenant will not (i) voluntarily or involuntarily assign, mortgage or pledge this

Lease Agreement for Forest Park
Medical Center at Southlake

Lease, or (ii) advertise that any portion of the Leased Premises is available for lease. If Landlord consents to an assignment, Landlord will document its consent. No assignment, whether in violation hereof, approved by Landlord or permitted under this Paragraph 18 relieves Tenant from liability or the obligation to comply with the provisions of this Lease and notwithstanding any such assignment, Tenant shall continue to remain fully liable for all liabilities and obligations under this Lease. Landlord's consent to an assignment is not consent to any other assignment. Any assignment without Landlord's consent shall be void and in addition shall constitute an Event of Default.
(b)    Unless Tenant is a corporation of which all the outstanding shares of stock regularly entitled to vote for the election of directors of the corporation are listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), the voluntary or involuntary transfer, whether directly or indirectly, of a controlling interest in the stock, partnership interests, membership interests or other ownership interests of Tenant shall be deemed to be an assignment of this Lease for which Landlord's prior written consent is required. Any such transfer without such consent shall be an Event of Default under this Lease without further notice to Tenant. As used herein, a “controlling interest” shall mean, with respect to any corporation, limited liability company, partnership or other legal entity, the possession, directly or indirectly, of the power to cause the direction of the management and policies of Tenant or such other corporation, limited liability company, partnership or other legal entity, whether through the ownership of voting securities, partnership interests or other equity interests, or otherwise, and shall include specifically, but without limitation, each of (i) any general partner's interest in any partnership, (ii) any manager's or managing member's interest in the Tenant, and (iii) a majority of the outstanding ownership interests in any entity.
(c)    In the case of an assignment of this Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment, (ii) an agreement executed and acknowledged by the assignee wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment, and (iii) an executed instrument in recordable form to amend any Memorandum of this Lease that has been recorded.
(d)    Tenant shall reimburse Landlord as Additional Rent One Thousand Dollars ($1,000.00) to be applied toward Landlord's legal fees and costs incurred in conjunction with the processing and documentation of any such assignment, transfer, change of ownership, mortgage, or encumbrance of this Lease or Tenant's interest in and to the Leased Premises.
(e)    Tenant shall not have the right to sublease any portion of the Leased Premises without Landlord's prior written consent, not to be unreasonably withheld or delayed. If Landlord consents to a sublease, Tenant shall deliver a duplicate original to Landlord within fifteen (15) days after full execution thereof. No sublease, whether in violation hereof, approved by Landlord or permitted under this Paragraph 18 relieves Tenant from liability or the obligation to comply with the provisions of this Lease and notwithstanding any such sublease, Tenant shall continue to remain fully liable for all liabilities and obligations under this Lease. Landlord's consent to a sublease is not consent to any other sublease. Any sublease without Landlord's consent shall be void and in addition shall constitute an Event of Default. Upon the occurrence and during the existence of an Event of Default under this Lease, Landlord shall have the right to

Lease Agreement for Forest Park
Medical Center at Southlake

collect all rents and other sums of money payable under any sublease of any of the Leased Premises, in which case Tenant shall receive a credit against Basic Rent and any other sums owing to Landlord pursuant to the terms of this Lease in the amount of Tenant's share of the payments received by Landlord.
19.    Permitted Contests.
(a)    After prior written notice to Landlord and Lender, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraphs 10 or 13, or (iv) take any action with respect to any violation referred to in Paragraph 12(b), so long as Tenant shall contest, in good faith and at its sole cost and expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which, as a condition to Tenant's right to contest the same pursuant to this Paragraph 19, shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages, fines or penalties caused by the violation of any such Legal Requirement, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent or other sums payable hereunder, and (E) the cancellation of any fire or other insurance policy. Upon the request of Landlord or Lender, at the time of commencement of or at any time during any such contest, Tenant shall provide to Landlord and Lender a letter of credit or a bond of a surety acceptable to Landlord and Lender in an amount satisfactory to Landlord and Lender.
(b)    In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to the risk of (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction, or (iii) defeasance of its interest in the Leased Premises.
(i)    Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as the conditions of Paragraphs 19(a) and 19(b) are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and shall indemnify, defend and save Lender and Landlord harmless against any and all losses, damages, liabilities, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.
20.    Default Provisions.
(a)    The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Lease:

Lease Agreement for Forest Park
Medical Center at Southlake

(i)    a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease) any payment of Basic Rent, Additional Rent or other sum herein required to be paid by Tenant under this Lease which continues unremedied for a period of ten (10) days after written notice in accordance with Paragraph 22 below given to Tenant by Landlord or Lender or Lender's designee; provided, however, that Landlord shall not be required to give Tenant more than two (2) such notices in any twelve (12) month period, and if Tenant fails to make any such payment after Landlord has delivered two (2) such notices in any twelve (12) month period, any subsequent failure in such twelve (12) month period to timely pay shall be an Event of Default hereunder on the day after the due date, without notice;
(ii)    Tenant's failure to deliver any documents or to comply with any of its other obligations pursuant to Paragraphs 17 or 23, respectively, within the applicable time period set forth in those Paragraphs, or Tenant's breach of the provisions of Paragraph 18;
(iii)    Tenant's failure to comply with the Permitted Uses set forth herein and such failure continues for a period of fifteen (15) Business Days after Landlord has delivered to Tenant written notice thereof;
(iv)    Tenant's failure to comply with the terms of any Permitted Encumbrance, REA, Legal Requirement, or Insurance Requirement within the times set forth therein, or if no time is specified therein, then within thirty (30) days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant (“Nonperformance Notice”) or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default and completes same no later than one hundred twenty (120) days after the date of the Nonperformance Notice;
(v)    failure by Tenant to perform and observe, or a violation or breach of, any provision in this Lease (other than those provisions specifically addressed otherwise in this Paragraph 20(a)) and such default shall continue for a period of thirty (30) days after a Nonperformance Notice is given by Landlord or Lender or Lender's designee to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default and completes same no later than ninety (90) days after the date of the Nonperformance Notice;
(vi)    Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar Laws of the United States, any state or any jurisdiction, (D) voluntarily file

Lease Agreement for Forest Park
Medical Center at Southlake

a general assignment for the benefit of creditors, or (E) admit in writing its inability to pay its debts generally as they become due;
(vii)    a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or any guarantor of Tenant's obligations hereunder, a receiver or trustee for Tenant or for the Leased Premises or approving a petition filed against Tenant or any guarantor of Tenant's obligations hereunder which seeks relief under the bankruptcy or other similar Laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered;
(viii)    Tenant shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution;
(ix)    the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after such levy or attachment;
(x)    any representation or warranty made by Tenant in this Lease was untrue in any material respect when made, and Landlord is adversely affected thereby;
(xi)    any default shall occur under any guaranty of this Lease, after the expiration of all notice and cure periods set forth therein, and Tenant fails to provide a substitute guaranty or guarantor reasonably acceptable to Landlord within thirty (30) days of receipt of written notice of such default from Landlord;
(xii)    Tenant's violation of any of Tenant's Loan Covenants (as defined in Paragraph 36), after the expiration of all notice and cure periods set forth in the Construction Loan (also defined in Paragraph 36) documents;
(xiii)    Tenant's failure to maintain the insurance required by Paragraph 15 of this Lease.
(b)    If any Event of Default shall have occurred and remains uncured, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:
(i)    Landlord may immediately terminate this Lease by written notice to Tenant of such termination, and in such event the Term and the estate hereby granted and all rights of Tenant hereunder shall thereupon expire and terminate as if such date were the date fixed for the expiration of the Term as described in Paragraph 6, but Tenant shall remain liable for all its obligations accrued hereunder through the date of Termination, including, including without limitation, its liability for Basic Rent and Additional Rent as provided in Paragraph 20(c).
(ii)    Whether or not Landlord elects to terminate this Lease pursuant to clause (i) above, Landlord may give Tenant notice (following the occurrence and during

Lease Agreement for Forest Park
Medical Center at Southlake

the existence of an Event of Default) to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than ten (10) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord has given Tenant a notice of termination under clause (i) above.
(iii)    After repossession of any of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include market rate concessions or free rent) and for such uses as Landlord, in its sole and absolute discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises (including but not limited to tenant improvement or construction allowances), reasonable attorneys' fees and any actual, market-based real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the Basic Rent and Additional Rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder as they arise. Landlord's re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses actually incurred by Landlord in obtaining possession, in performing repairs or maintenance in preparation for reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.
(iv)    If Tenant shall fail to make payment of any installment of Basic Rent or any Additional Rent after the date when each such payment is due (after expiration of any applicable notice and cure periods), in addition to the Late Charge due under Paragraph 7, Tenant shall pay to Landlord a sum equal to the lesser of: (x) the highest lawful interest rate in the State; or (y) four percent (4%) per annum above the then current Prime Rate, as hereinafter defined, of the amount unpaid (the “Default Rate”) computed from the date such payment of Basic Rent or Additional Rent was due to and including the date of payment. The term “Prime Rate” shall mean the prime rate of interest published in the Wall Street Journal or its successor, from time to time.
(v)    Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights

Lease Agreement for Forest Park
Medical Center at Southlake

regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(vi)    Landlord may exercise any and all other rights or remedies now or hereafter existing at law or in equity or otherwise.
(vii)    Whether or not Landlord elects to terminate this Lease pursuant to clause (i) above, Landlord may enter the Leased Premises and take any actions necessary to perform any of Tenant's obligations under this Lease that Tenant has failed to perform, all at Tenant's cost and expense.
(c)    In the event of any termination of this Lease by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such termination and, thereafter, Tenant shall be liable to Landlord for and shall pay to Landlord on demand as damages: (i) the amount of Basic Rent, Additional Rent, and all other sums which would have been payable under this Lease by Tenant in the absence of such termination, less (ii) the then present fair rental value of the Leased Premises.
(d)    In the event of any repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, without Landlord's termination of this Lease, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall continue to pay to Landlord: (i) Basic Rent, Additional Rent, and all other sums that become payable under this Lease after the date of such repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 20(b)(iii), after deducting from such proceeds all of Landlord's actual expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alteration and expenses of preparation for reletting).
(e)    Tenant hereby agrees to be and remain liable for all sums set forth in Paragraphs 20(b), 20(c) and 20(d), and Landlord may recover such sums from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such sums. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default. Notwithstanding the foregoing, Landlord shall use commercially reasonable effort to mitigate its damages in accordance with the Laws of the State of Texas.
(f)    In the event of a default by Landlord under this Lease, Tenant's sole and exclusive remedy shall be an action at law for damages (excluding consequential, punitive, and indirect damages), and Tenant shall not be entitled to terminate this Lease, abate, “off-set” or

Lease Agreement for Forest Park
Medical Center at Southlake

deduct from Basic Rent, or exercise any legal or equitable remedy that would result in a termination of this Lease or abatement or “off-set” of or deduction from the Basic Rent. TENANT HEREBY WAIVES ANY STATUTORY RIGHTS OTHERWISE APPLICABLE UNDER SECTION 91.004(b) OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.
21.    Additional Rights of Landlord and Tenant.
(a)    No right or remedy conferred upon or reserved to Landlord in this Lease or available to Landlord at law or in equity is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease or available at law or in equity. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.
(b)    Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.
(c)    Landlord hereby waives any right to execute or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant.
(d)    Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant's property and not part of the Improvements (to the extent the same can be removed without material damage to the Improvements) or otherwise subject to the terms of this Lease.
(e)    Each of Tenant and Landlord (herein called “Paying Party”) agrees to pay to the other party (herein called “Demanding Party”) any and all reasonable attorneys' fees and other reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted to interpret the provisions of this Lease or to enforce the obligations of the either party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 21(e) shall be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this Paragraph 21(e) will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to Lender, Tenant's right to recover such sums from Landlord being subordinate to

Lease Agreement for Forest Park
Medical Center at Southlake

the rights of Lender, such sums only being recoverable after payment to Lender in full of the indebtedness secured by the Mortgage.
22.    Notices.
All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively “Notice” or “Notices”) shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, (ii) on the same day, if sent by facsimile on a business day at or prior to 5:00 p.m. in the receiving local, or on the next business day, if sent by facsimile on a non-business day or on a business day after 5:00 p.m. in the receiving local, or (iii) upon receipt if sent by Federal Express, United Parcel or other nationally recognized overnight, air courier service or, if such Notice is returned undeliverable, on the date which is one (1) business day after having been sent via such service.
To the Addresses stated below:

If to Landlord:

Southlake Texas Medical Development, L.P.
5400 North Dallas Parkway
Frisco, Texas 75034
Attention: Jim Williams, Jr. and Jessica E. Schwarz-Zik
Fax: 214-618-3830

If to Tenant:

Forest Park Medical Center at Southlake, LLC
c/o Vibrant Healthcare Southlake Holdings, LLC
12222 North Central Expressway, Suite 440
Dallas, Texas 75243
Attn: Mac Burt
Fax: 469-624-5786

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in the Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 22, any party may change its address or fax number by giving ten (10) days’ notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.
23.    Estoppel Certificates.
Landlord and Tenant shall at any time and from time to time, upon not less than ten (10) days prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the current Basic Rent and Additional Rent and the dates to which

Lease Agreement for Forest Park
Medical Center at Southlake

they have been paid, (iii) that to the knowledge of the signer of such certificate, Landlord is not in material default under this Lease and no circumstance exists which with the giving of notice or passage of time or both would constitute such a material default by Landlord, and no Event of Default (or circumstance which with the giving of notice or passage of time, or both would constitute an Event of Default) by Tenant exists (except, in each case, if such defaults exists, specifying such defaults, and the actions required to cure same), (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, (vi) with respect to a certificate signed on behalf of Tenant, that Tenant has no defense, set-off, or counterclaim to its obligation to pay rent and other amounts required under this Lease, and (vii) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Landlord, Tenant, Lender, any other recipient of such statements, or their respective assignees, or by any prospective purchaser, assignee or subtenant of the Leased Premises.
24.    Surrender and Holding Over.
Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord in broom clean condition, and otherwise in the same condition in which the Leased Premises were originally received from Landlord on the Commencement Date, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty (30) days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.
(a)    Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, whether with or without the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease (except that Tenant shall have no further right or option to renew or extend the Term).
25.    No Merger of Title.
There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or an interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased

Lease Agreement for Forest Park
Medical Center at Southlake

Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
26.    Definition of Landlord.
(a)    Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises and shall not be enforced against the Landlord individually or personally (except to the extent that it is necessary to name Landlord as a defendant in an action for equitable relief).
(b)    The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the fee owner or owners of the Leased Premises at the time in question, and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.
27.    Environmental and ADA Covenants and Indemnities.
(a)    After the Commencement Date, Tenant will not use or permit the Leased Premises to be used in violation of any Environmental Laws. Tenant assumes sole and full responsibility for, and will remedy at its cost, all such violations, provided, that Tenant must first obtain Landlord's written approval of any remedial actions, which approval shall not be unreasonably withheld. Tenant will not use, generate, release, store, treat, dispose of, or otherwise deposit, in, on, under or about the Leased Premises, any Hazardous Substances in violation of Environmental Laws, nor will Tenant permit or allow any third party to do so, without Landlord's prior written consent. Landlord's election to conduct inspections of the Leased Premises based on a Hazardous Condition is not approval of Tenant's use of the Leased Premises or any activities conducted thereon, and is not an assumption by Landlord of any responsibility regarding Tenant's use of the Leased Premises or Hazardous Substances. Tenant's compliance with the terms of this Paragraph 27 and with all Environmental Laws is at Tenant's sole cost. Tenant will supply Landlord with historical and operational information regarding the Leased Premises during the Term, including without limitation, all reports required to be filed with governmental agencies, as may be reasonably requested by Landlord to facilitate site assessment, and will make available for meetings with Landlord or Landlord's agents, appropriate personnel having knowledge of such matters. If Tenant fails to comply with the provisions of this Paragraph 27, or if Landlord receives notice or information asserting the existence of any Hazardous Substances in violation of Environmental Laws or a Hazardous Condition, Landlord has the right, but not the obligation, without in any way limiting Landlord's other rights and remedies, to enter upon the Leased Premises and/or to take such other actions Landlord deems necessary or advisable to inspect, monitor, clean up, remove, resolve, or minimize the impact of any Hazardous Substances or Hazardous Condition on or affecting the

Lease Agreement for Forest Park
Medical Center at Southlake

Leased Premises. Tenant shall pay to Landlord on demand as Additional Rent all reasonable costs and expenses paid or incurred by Landlord in the exercise of any such rights. Tenant will notify Landlord in writing, promptly upon the discovery, notice (from a governmental authority or other entity) or reasonable grounds to suspect, by Tenant, Tenant's agents, its successors or assigns the presence in the Leased Premises of any Hazardous Substances or Hazardous Conditions that result in a violation of or could reasonably be expected to violate this Paragraph 27, together with a full description thereof. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a Hazardous Condition arising or resulting from same, has come to be located in, on, under or about the Leased Premises, other than as previously consented to by Landlord or which is not in violation of the provisions of this Lease, Tenant shall promptly give written notice of such fact to Landlord. Tenant shall also promptly give Landlord a true copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceedings given to, or removed from, any governmental discharge of, or exposure to, any Hazardous Substance or Medical Waste or contamination in, on, or about the Leased Premises. Breach of this Paragraph 27 by Tenant is an Event of Default under this Lease.
(b)    In the event that any Remedial Action with respect to any Hazardous Conditions is required under any Environmental Laws, by any judicial order, or by any governmental entity, or in order to comply with the terms, covenants and conditions of this Lease or of any other agreements affecting the Leased Premises, Tenant will promptly perform or cause to be performed the Remedial Action in compliance with such Law, regulation, order or agreement. The Remedial Action will be deemed to be complete when the presence of any and all Hazardous Conditions have been eliminated or, where complete elimination is not possible or practicable, when such Remedial Action has been undertaken that meets the approval of Landlord in its sole discretion. All Remedial Action (other than payment of money) will be performed by one or more contractors, selected by Tenant with Landlord's right of approval, not to be unreasonably withheld, and under the supervision of a consulting environmental engineer selected by Tenant with Landlord's right of approval, not to be unreasonably withheld. All costs and expenses of such Remedial Action will be paid by Tenant, including without limitation the charges of such contractor(s) and the consulting environmental engineer, and Landlord's and Lender's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Action. All proposed Remedial Action work will be submitted to Landlord for its prior approval, not to be unreasonably withheld. Tenant shall promptly provide Landlord with all written communication and documentation created by Tenant or on its behalf respecting the Remedial Action, including without limitation, reports, orders, data, work plans, and agency correspondence. If Tenant fails to timely commence, or cause to be commenced, or fails to diligently prosecute to completion, such Remedial Action, Landlord or Lender may, but will not be required or have any obligation hereunder to, cause such Remedial Action to be performed, and all costs and expenses thereof, or incurred in connection therewith, will thereupon constitute Environmental Claims. All such Environmental Claims will be due and payable by Tenant upon demand therefor by Landlord or Lender.
(c)    TENANT FURTHER AGREES TO PROTECT, INDEMNIFY, SAVE HARMLESS AND DEFEND (USING COUNSEL SATISFACTORY TO LANDLORD, OR LANDLORD MAY ELECT TO DEFEND ITSELF AT TENANT'S EXPENSE) LANDLORD AND LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, SHAREHOLDERS, PARTNERS, MEMBERS AND EMPLOYEES, IF ANY, FROM AND

Lease Agreement for Forest Park
Medical Center at Southlake

AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RELATED IN ANY WAY TO (X) THE EXISTENCE OF HAZARDOUS SUBSTANCES OR HAZARDOUS CONDITIONS ON OR ABOUT THE LEASED PREMISES AND (Y) ANY ACTION OR OMISSION OF TENANT, ITS AGENTS OR EMPLOYEES, WHICH CONSTITUTES A VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAW; provided, however, that the foregoing indemnification shall not be deemed to include claims, actions, penalties, costs, liabilities or expenses that arise from (i) any Hazardous Condition solely to the extent that it is determined by proper judicial or administrative procedure to have been introduced by Landlord or Lender to the Leased Premises during any period while Landlord or Lender is in possession of the Leased Premises to the exclusion of Tenant after an Event of Default has occurred or after expiration of the Term or earlier termination of this Lease; (ii) any Hazardous Condition solely to the extent that it is determined by proper judicial or administrative procedure to have been introduced to the Leased Premises by Landlord during the Term of this Lease; or (iii) any Hazardous Condition solely to the extent that it is determined by proper judicial or administrative procedure to have been introduced to the Leased Premises prior to the Term of this Lease.
(d)    Notwithstanding any provision of this Lease to the contrary, if Tenant wishes to contest or cause to be contested, the application, interpretation or validity of any Environmental Laws or any agreement requiring any Remedial Action, it may do so only in strict compliance with the provisions of Paragraph 19 hereof and, in addition, prior to any delay in full compliance with any Environmental Laws or any Remedial Action requirement on the basis of a good faith contest of such requirement, Tenant will have taken such steps as may be necessary to prevent or, with Landlord's prior written consent, mitigate any continuing occurrence, migration or exacerbation of any existing or suspected Hazardous Condition giving rise to the contested Remedial Action requirement.
(e)    The foregoing provisions are in addition to and not in limitation of any other indemnification obligations of Tenant under this Lease and shall survive the expiration or earlier termination of this Lease.
(f)    Tenant will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord (which may be withheld or conditioned in Landlord's sole discretion). Tenant will not store combustible or flammable materials on the Leased Premises in violation of any Legal Requirements.
(g)    During the Term, Tenant, at its sole cost and expense, will observe and comply promptly with all present and further requirements of the American with Disabilities Act of 1990 (together with all rules and regulations adopted thereunder, the “ADA”) and the Texas Architectural Barriers Act (together with rules and regulations adopted thereunder, the “Texas Act”). All plans in the Leased Premises contemplated by Tenant to comply with the ADA or Texas Act shall first be submitted by Tenant to Landlord for prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. TENANT INDEMNIFIES LANDLORD AND LENDER, AND THEIR RESPECTIVE AFFILIATES, AGENTS, OFFICERS, EMPLOYEES AND CONTRACTORS, FOR ALL COSTS, LIABILITIES AND CAUSES OF ACTION OCCURRING OR ARISING AS A RESULT OF TENANT'S

Lease Agreement for Forest Park
Medical Center at Southlake

FAILURE TO COMPLY WITH ADA AND THE TEXAS ACT OR AS A RESULT OF ANY VIOLATION OF ADA OR THE TEXAS ACT BY TENANT OR TENANT'S AGENTS, AND TENANT WILL DEFEND LANDLORD AND LENDER, AND THEIR RESPECTIVE AFFILIATES, AGENTS, OFFICERS, EMPLOYEES AND CONTRACTORS, AGAINST ALL SUCH COSTS, LIABILITIES AND CAUSES OF ACTION. LANDLORD INDEMNIFIES TENANT, ITS AFFILIATES, AGENTS, OFFICERS, EMPLOYEES AND CONTRACTORS, FOR ALL COSTS, LIABILITIES AND CAUSES OF ACTION OCCURRING OR ARISING AS A RESULT OF LANDLORD'S FAILURE TO INSTALL THE IMPROVEMENTS IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS AND SUCH FAILURE RESULTS IN NON-COMPLIANCE WITH THE ADA AND THE TEXAS ACT IN EFFECT AT THE TIME OF DESIGN AND INSTALLATION, AND LANDLORD WILL DEFEND TENANT, ITS AFFILIATES, AGENTS, OFFICERS, EMPLOYEES AND CONTRACTORS, AGAINST ALL SUCH COSTS, LIABILITIES AND CAUSES OF ACTION INCURRED OR BROUGHT WITHIN FIVE (5) YEARS FOLLOWING THE COMMENCEMENT DATE.
(h)    At Tenant's sole liability, risk, cost and expense, Tenant shall provide proper receptacles and containers for all Medical Waste and shall make such arrangements for the disposal of all Medical Waste as shall be necessary, proper and/or required for the health and safety of patients and other invitees at the Leased Premises. All such disposal shall be in strict compliance with applicable laws and regulations. Landlord may, but shall not be obligated to, review and approve such arrangements, but no such review or approval shall impose any liability on Landlord with respect to such disposal. Landlord assumes no duty, obligation or liability with respect to any Medical Waste.
28.    Entry by Landlord.
Landlord and its authorized representatives shall have the right upon reasonable notice (which shall not be less than two (2) days except in the case of emergency), which notice may be given orally or in writing (including by email), to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 12(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within twelve (12) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. For each of these purposes, Landlord may at all times have and retain a key with which to unlock all of the doors, in, upon or about the Leased Premises, excluding Tenant's vaults and safes and areas restricted by law such as areas of the pharmacy which are required to be locked and monitored. No such entry shall constitute an eviction of Tenant, entitle Tenant to an abatement of Rent or to terminate this Lease, or otherwise release Tenant from any of Tenant's obligations under this Lease, but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation. Notwithstanding anything herein to the contrary, any entry by Landlord into any portion of the Leased Premises must comply in all respects with the Health Insurance Portability and Accountability Act (“HIPAA”) and such persons may be accompanied by a Tenant representative if requested by Tenant.
29.    No Usury.
The intention of the parties being to conform strictly to the applicable usury Laws, whenever any provision herein provides for payment by Tenant to Landlord of

Lease Agreement for Forest Park
Medical Center at Southlake

interest at a rate in excess of the maximum legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such maximum legal rate.
30.    Separability.
Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform any of Tenant's covenants and agreements under this Lease. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by Law.
31.    Miscellaneous.
(a)    The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.
(b)    As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) “including,” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” shall mean “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”; and (iv) “obligation” shall mean “obligation, duty, agreement, liability, covenant or condition”.
(c)    Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.
(d)    This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.
(e)    The covenants of this Lease shall run with the Land and bind Tenant and all successors and permitted assigns of Tenant, and shall inure to the benefit of and bind Landlord, its successors and assigns.
(f)    This Lease may be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.
(g)    This Lease shall be governed by and construed according to the Laws of the State.

Lease Agreement for Forest Park
Medical Center at Southlake

(h)    All Exhibits attached to this Lease are by reference incorporated into and form a part of this Lease.
(i)    Wherever the consent or approval of Landlord or Tenant is required hereunder, Landlord and Tenant agree that it will not unreasonably withhold or delay such consent or approval, unless otherwise expressly stated herein.
(j)    This Lease, together with the Exhibits hereto and such other documents as are contemplated hereunder, constitutes the entire agreement of the parties with respect to the leasing of the Leased Premises, and all prior or contemporaneous oral understandings, agreements or negotiations related to such subject matter are merged into this Lease.
(k)    Both Landlord and Tenant have had the opportunity to be represented by counsel in connection with this Lease, and the provisions of this Lease have been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.
(l)    Time is of the essence of this Lease and each provision hereof in which time of performance is established.
(m)    Landlord and Tenant hereby each acknowledge and agree that they are knowledgeable and experienced in commercial transactions and further hereby acknowledge and agree that the provisions of this Lease for determining charges and amounts payable by Tenant are commercially reasonable and valid even though such methods may not state precise mathematical formulae for determining such charges. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.
32.    Lease Guaranty.
As a condition precedent to effectiveness of this Lease, Tenant shall deliver to Landlord a guaranty, in the form attached hereto as Exhibit D, executed by each owner of Class A units of membership interest in Tenant. Thereafter, Tenant shall cause such guaranty to be maintained in full force and effect in accordance with its terms.
33.    Financial Statements.
Tenant agrees it shall deliver to Landlord, within thirty (30) days of Landlord's request (which Landlord may make no more than quarterly per calendar year, unless any Lender requires financial statements more frequently), a complete and current set of financial statements for Tenant and its physician members/partners. The financial statements shall be in the same form and substance as those delivered to Landlord and Lender in connection with the initial financing of the Lease transaction.
34.    Tenant's Representations and Warranties.
Tenant hereby represents and warrants to Landlord and Lender as follows:
(a)    Tenant is duly organized, validly existing and in good standing under the laws of the State and has full power, authority and legal right to execute and deliver and to perform and observe its obligations under this Lease.

Lease Agreement for Forest Park
Medical Center at Southlake

(b)    This Lease has been duly authorized, executed and delivered by Tenant, and constitutes and will constitute the valid and binding obligations of Tenant enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy and insolvency Laws, other Laws affecting creditors rights generally, and general principles of equity.
(c)    The execution and delivery of this Lease by Tenant and compliance by Tenant with the provisions hereof will not result in a breach or violation of (i) any Legal Requirement applicable to Tenant now in effect; (ii) the organizational documents of Tenant; (iii) any judgment, order or decree of any governmental authority binding upon Tenant; or (iv) any agreement or instrument to which Tenant is a party or by which Tenant or its assets are bound.
(d)    Tenant has not had any contact or dealings with any real estate broker or other third party which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Tenant shall indemnify, defend, and hold harmless Landlord from and against any liability with respect to any fee or brokerage commission arising out of any inaccuracy of the foregoing warranty.
35.    Parking.
Landlord and Tenant acknowledge that the Parking Structure is part of the Leased Premises and shall be under the control of Tenant during the Term. Tenant may designate a manager to oversee the operation of the Parking Structure during the Term. Tenant hereby grants Landlord and its successors and assigns a license to provide access to the Parking Structure to Landlord's tenants in the adjacent medical office building and their subtenants, customers, patients, employees, agents, contractors and invitees. Tenant shall provide Landlord, its tenants in the adjacent medical office building and their subtenants, customers, patients, employees, agents, contractors and invitees, access to a sufficient number of spaces in the Parking Structure to comply with applicable codes and ordinances. Tenant shall have the right to determine the charges for the use of the Parking Structure by all such persons, as well as Tenant's customers, patients, employees, agents, contractors and invitees, and any other person or entity that uses the Parking Structure, and if Tenant decides to impose such parking charges, those charges shall be at market rates. All such parking charges shall belong to Tenant during the Term, and any such parking charges collected by Landlord during the Term shall be promptly remitted to Tenant. Tenant shall also have the right to adopt reasonable traffic, security, safety, and other rules and regulations with respect to the use of the Parking Structure, and Tenant (or its designated manager) shall use commercially reasonable efforts to enforce such rules and regulations in connection with the use of the Parking Structure.
36.    Construction Loan Covenants.
Tenant acknowledges that the loan documents evidencing Landlord's financing for the Building and other Improvements to be constructed on the Land (the “Construction Loan”) may contain certain covenants based on Tenant's financial condition, business, and operations (“Tenant's Loan Covenants”). Tenant acknowledges that it has received, reviewed, and approved Tenant's Loan Covenants set forth in the Loan Agreement and the other Construction Loan documents. Tenant understands that the violation of any of Tenant's Loan Covenants may result in a default by Landlord under the Loan Agreement. Accordingly, Tenant agrees, for the benefit of Landlord, to comply with Tenant's Loan Covenants throughout the term of the Construction Loan, including any amendments, renewals, or modifications thereof.

Lease Agreement for Forest Park
Medical Center at Southlake

37.    Exhibits.
All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A    Description of the Land
Exhibit A-1    Site Plan
Exhibit B    Basic Terms
Exhibit C    Form of Commencement Date Letter
Exhibit D    Form of Guaranty
Exhibit E    Project Costs Budget
Schedule 4(a)    List of Plans and Specifications

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Lease Agreement for Forest Park
Medical Center at Southlake

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.
LANDLORD:
SOUTHLAKE TEXAS MEDICAL
DEVELOPMENT, L.P.,
a Texas limited partnership

By: Southlake Texas MEdical Development GP,
L.L.C., a Texas limited liability company, its
General Partner

By: /s/ Jim Williams, Jr.
Jim Williams, Jr.
Manager

By: /s/ Richard Toussaint, MD
Richard Toussaint, MD
Manager

TENANT:

FOREST PARK MEDICAL CENTER AT SOUTHLAKE, LLC, a Texas limited liability company

By: FOREST PARK MEDICAL CENTER AT
SOUTHLAKE, LLC, a Texas limited liability
company

By: Vibrant Healthcare Southlake Holdings, LLC,
a Texas limited liability company,
its Managing Member

By: /s/ Wilton M. Burt
Wilton M. Burt
Manager

Signature Page
Lease Agreement for Forest Park
Medical Center at Southlake